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                                  Exhibit 4.1



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                                                                January 31, 1997

                       UNION PACIFIC RESOURCES GROUP INC.

                             EMPLOYEES' THRIFT PLAN

                AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1997


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                                TABLE OF CONTENTS
                                -----------------

Article    Subject Matter                                                  Page
-------    --------------                                                  ----

I     Statement of Purpose                                                     1
      1.01   Background and Purpose                                            1
      1.02   Rights Affected                                                   1
      1.03   Qualification Under the Internal Revenue Code                     1
      1.04   Documents                                                         1

II    Definitions                                                              2

III   Participation Eligibility                                               16
      3.01   Eligibility to Participate                                       16
      3.02   Procedure for Admission                                          16

IV    Contributions and Leveraged ESOP                                        18
      4.01   Before-Tax Contributions and After-Tax Employee Contributions    18
      4.02   Matching Contributions and ESOP Loan Repayment Contributions     19
      4.03   Rollover Contributions                                           20
      4.04   Contributions With Respect to Military Service                   20
      4.05   Timing of Contributions                                          20
      4.06   Contingent Nature of Contributions                               20
      4.07   Exclusive Benefit; Refund of Contributions                       21
      4.08   Leveraged ESOP                                                   21

V     Limitations on Contributions                                            24
      5.01   Calendar Year Limitation on Before-Tax Contributions             24
      5.02   Nondiscrimination Limitations on Certain Contributions           24
      5.03   Correction of Discriminatory Contributions                       26
      5.04   Annual Additions Limitations                                     29

VI    Investment and Valuation of Trust Fund; Maintenance of Accounts         31
      6.01   Investment of Assets                                             31
      6.02   Participant Investment Direction                                 31
      6.03   Investment Elections                                             32
      6.04   Change of Election                                               32
      6.05   Transfers Between Investment Funds                               33
      6.06   Loan Funds                                                       34
      6.07   Individual Accounts                                              34
      6.08   Allocations of Earnings and Losses                               35
      6.09   Allocation to Individual Accounts                                35
      6.10   Valuation for Distribution                                       35
      6.11   Exercise of Common Stock Voting Rights                           36


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      6.12   Tender Offer Response on Common Stock                            37
      6.13   Voting and Tender of Mutual Fund Shares                          37
      6.14   No Withdrawal of PAYSOP Contributions                            38

VII   Vesting                                                                 39
      7.01   Full and Immediate Vesting                                       39
      7.02   Vesting of Company Contribution Account and Matching
             Contribution Account                                             39
      7.03   Effects of Break in Service                                      40
      7.04   Forfeiture of Nonvested Amounts and Restoration
               Upon Reemployment                                              40
      7.05   Vesting Following In-Service Withdrawals or Payment
               in Installments                                                41

VIII  Benefit Distributions                                                   42
      8.01   Death Benefits                                                   42
      8.02   Benefits Upon Separation from Service                            42
      8.03   Withdrawals                                                      43
      8.04   Form of Benefit Payment                                          47
      8.05   Beneficiary Designation Right                                    49
      8.06   Required Distribution Dates                                      50
      8.07   Rights of Alternate Payees                                       51
      8.08   Post Distribution Credits                                        53
      8.09   Suspension of Payments                                           53
      8.10   Direct Rollovers                                                 53

IX    Participant Loans                                                       54
      9.01   In General                                                       54
      9.02   Loans as Trust Fund Investments                                  55

X     Provisions Relating to Top-Heavy Plans                                  60
      10.01  Definitions                                                      60
      10.02  Determination of Top-Heavy Status                                62
      10.03  Top-Heavy Plan Minimum Allocation                                62
      10.04  Top-Heavy Plan Maximum Allocations                               63
      10.05  Top-Heavy Vesting Schedule                                       63

XI    Named Fiduciary-Plan Administration                                     65
      11.01  Appointment and Tenure                                           65
      11.02  Authority and Responsibility of the Named
               Fiduciary-Plan Administration                                  65
      11.03  Reporting and Disclosure                                         66
      11.04  Construction of the Plan                                         67
      11.05  Compensation of the Named Fiduciary-Plan Administration          67


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XII   Allocation and Delegation of Authority                                  68
      12.01  Authority and Responsibilities of the Board of Directors         68

      12.02  Authority and Responsibilities of the Finance Committee          68
      12.03  Authority and Responsibilities of the Named
               Fiduciary-Plan Administration                                  68
      12.04  Authority and Responsibilities of the Trustee                    68
      12.05  Authority and Responsibilities of the Named
               Fiduciary-Plan Investments                                     68
      12.06  Limitations on Obligations of Named Fiduciaries                  69
      12.07  Reports to Board of Directors                                    69
      12.08  Designation and Delegation                                       69
      12.09  Engagement of Assistants and Advisers                            70
      12.10  Bonding                                                          70
      12.11  Indemnification                                                  71

XIII  Claims Procedures                                                       72
      13.01  Application for Benefits                                         72
      13.02  Appeals of Denied Claims for Benefits                            72

XIV   Amendment and Termination                                               74
      14.01  Amendment                                                        74
      14.02  Amendments to the Vesting Schedule                               74
      14.03  Plan Termination                                                 75
      14.04  Mergers and Consolidations of Plans                              75

XV    Miscellaneous Provisions                                                76
      15.01  Nonalienation of Benefits                                        76
      15.02  No Contract of Employment                                        76
      15.03  Severability of Provisions                                       76
      15.04  Heirs, Assigns and Personal Representatives                      76
      15.05  Headings and Captions                                            76
      15.06  Gender and Number                                                76
      15.07  Controlling Law                                                  77
      15.08  Funding Policy                                                   77
      15.09  Title to Assets; Source of Benefits                              77
      15.10  Payments to Minors, Etc.                                         77
      15.11  Reliance on Data and Consents                                    77
      15.12  Lost Payees                                                      77
      15.13  No Warranties                                                    78
      15.14  Notices                                                          78

XVI   Transfers Between the Plan and the Union Pacific
        Corporation Thrift Plan                                               79
      16.01  Transfer to the Plan                                             79
      16.02  Transfer to UPC Thrift Plan                                      80


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XVII  Transfers of Certain Employees to CCPC Chemical Inc.                    81
      17.01  Scope                                                            81
      17.02  Vesting                                                          81
      17.03  Transfer Election                                                81

      17.04  Effect of Transfer Election on Final Distribution                81
      17.05  Effect of Transfer Election on Loans                             82
      17.06  Transfer of Accounts                                             82
      17.07  Successor Employer                                               82

XVIII Transfers of Certain Employees to GATX Corporation                      83
      18.01  Scope                                                            83
      18.02  Vesting                                                          83
      18.03  Transfer Election                                                83
      18.04  Effect of Transfer Election on Final Distribution                83
      18.05  Effect of Transfer Election on Loans                             83
      18.06  Transfer of Accounts                                             84

XIX   Transfers of Certain Employees to American Ultramar Limited             85
      19.01  Scope                                                            85
      19.02  Vesting                                                          85
      19.03  Transfer Election                                                85
      19.04  Effect on Right to Distribution                                  85

XX    Distributions to Employees of USPCI, Inc.                               87
      20.01  Eligibility                                                      87
      20.02  Separation from Service                                          87
      20.03  Form of Benefit Payment                                          87
      20.04  Outstanding Loan                                                 87
      20.05  Other Distributions                                              87


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                                    ARTICLE I

                              STATEMENT OF PURPOSE

      Sec. 1.01 Background and Purpose. The Union Pacific Resources Company (the "Company") maintains the Union Pacific Resources Company Employees' Thrift Plan (the "Plan") for the benefit of Covered Employees. In its original form, the Plan was established on April 18, 1957. The purpose of the Plan is to enable Covered Employees to increase personal long-term savings through the tax deferral opportunities offered under section 401(k) of the Code, from contributions made by Eligible Employees on an after-tax basis, from contributions made by the Company and any Affiliated Companies participating in the Plan and from the results generated by investment of the assets of the Plan in the tax-sheltered environment offered by the Plan's trust. Since its inception, the Plan has been amended many times. Most recently, the Plan was amended for the purpose of complying with requirements of the Tax Reform Act of 1986 and subsequent changes in the law and to reflect the Company's spin-off from Union Pacific Corporation. Effective January 1, 1997 (the "Effective Date"), the Plan is amended and restated for the purpose of adding a leveraged employee stock ownership feature and to make other desired changes.

      Sec. 1.02 Rights Affected. Except as provided to the contrary herein, the provisions of this amended and restated Plan shall apply only to Employees who complete an Hour of Service as described in Section 2.42(a)(1) on or after the Effective Date. The rights of any other person shall be governed by the Plan as in effect on the date of his Separation from Service, except to the extent expressly provided in any amendment adopted subsequently thereto. Notwithstanding the above, the provisions of Articles VI, VIII, IX and XIII of this amended and restated Plan shall apply to all Participants, including Participants whose Separation from Service occurred prior to the Effective Date.

      Sec. 1.03 Qualification Under the Internal Revenue Code. It is intended that the Plan be a qualified profit-sharing plan within the meaning of section 401(a) of the Code, that the requirements of section 401(k) of the Code be satisfied as to that portion of the Plan represented by contributions made pursuant to Participant Before-Tax Contribution elections, that the Plan be an employee stock ownership plan, within the meaning of section 4975(e)(7) of the Code, with respect to (a) the portion of the Plan consisting of Participants' PAYSOP Contribution Accounts and (b) the portion of the Plan consisting of the leveraged employee stock ownership feature, and that the trust or other funding vehicle associated with the Plan be exempt from federal income taxation pursuant to the provisions of section 501(a) of the Code.

      Sec. 1.04 Documents. The Plan consists of the Plan document as set forth herein, and any amendment thereto. Certain provisions relating to the Plan and its operation are contained in the corresponding Trust Agreement (or documents establishing any other funding vehicle for the Plan), and any amendments, supplements, appendices and riders to any of the foregoing.


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                                   ARTICLE II

                                   DEFINITIONS

      Sec. 2.01 "Account" shall mean the entire interest of a Participant in the Plan. A Participant's Account shall consist of one or more separate accounts reflecting the various types of contributions permitted under the Plan, as hereinafter provided.

      Sec. 2.02 "Acquisition Loan" shall mean a loan or other extension of credit described in section 4975(d)(3) of the Code which is used to finance the purchase of the Company's Common Stock by the Trustee.

      Sec. 2.03 "Actual Deferral Percentage" shall mean the ratio (expressed as a percentage to the nearest one-hundredth of one percent) of (a) an Eligible Employee's Before-Tax Contributions for the Plan Year (excluding any Before-Tax Contributions that are (1) taken into account in determining the Contribution Percentage described in Section 2.27, (2) distributed to an Eligible Employee who is not a Highly Compensated Employee pursuant to a deemed claim for distribution under Section 5.01, or (3) returned to the Participant pursuant to
Section 5.04) plus, in the case of any Highly Compensated Employee who is simultaneously eligible to participate in more than one cash or deferred arrangement maintained by the Employer or an Affiliated Company, elective deferrals made on his behalf under all such arrangements (excluding those that are not permitted to be aggregated with the Plan under Treas. Reg. ss.1.401(k)-1(b)(3)(ii)(B)) for the Plan Year, to (b) the Employee's Compensation for the Plan Year.

      Sec. 2.04 "Affiliated Company" shall mean (a) any entity which, with any Employer, constitutes (1) a "controlled group of corporations" within the meaning of section 414(b) of the Code, (2) a "group of trades or businesses under common control" within the meaning of section 414(c) of the Code, or (3) an "affiliated service group" within the meaning of section 414(m) of the Code or (b) is required to be aggregated with any Employer pursuant to Treasury regulations under section 414(o) of the Code. An entity shall be considered an Affiliated Company only with respect to such period as the relationship described in the preceding sentence exists. When the term "Affiliated Company" is used in Section 2.08 or 5.04, sections 414(b) and (c) of the Code shall be deemed modified by application of the provisions of section 415(h) of the Code, which substitutes the phrase "more than 50 percent" for the phrase "at least 80 percent" in section 1563(a)(1) of the Code, which is then incorporated by reference in sections 414(b) and (c).

      Sec. 2.05 "After-Tax Employee Contribution" shall mean an Employee contribution made to the Plan on or after July 1, 1983 pursuant to Section 4.01(a)(1)(B) (or Article Nine of the Plan as in effect prior to January 1, 1989).

      Sec. 2.06 "After-Tax Employee Contribution Account" shall mean so much of a Participant's Account as consists of a Participant's After-Tax Employee Contributions made to



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the Plan, including all earnings and gains attributable thereto and reduced by all losses attributable thereto, all expenses chargeable thereagainst and by all withdrawals and distributions therefrom.

      Sec. 2.07 "Alternate Payee" shall mean the person entitled to receive payment of benefits under the Plan pursuant to a QDRO.

      Sec. 2.08 "Annual Addition" shall mean, for any Participant for any Limitation Year, the sum of the following amounts allocated to a Participant's accounts under the Plan and any other qualified defined contribution plan maintained by the Employer or an Affiliated Company:

      (a) Employer contributions (including Matching Contributions, Before-Tax Contributions (except Before-Tax Contributions distributed pursuant to Section 5.01), ESOP Matching Contributions, and excess shares allocated pursuant to
Section 4.08(b)(4));

      (b) the total amount of Participant contributions for the year, including After-Tax Employee Contributions and mandatory or voluntary employee contributions made under a qualified defined benefit plan or defined contribution plan of the Employer or an Affiliated Company, but excluding Rollover Contributions and amounts repaid pursuant to Section 9.02(e);

      (c) forfeitures; and

      (d) amounts described in section 415(l)(1) of the Code (relating to contributions allocated to individual medical accounts which are part of a pension or annuity plan) and section 419A(d)(2) of the Code (relating to contributions allocated to post-retirement medical benefit accounts for key employees).

      Sec. 2.09 "Approved Absence" shall mean the period during which a person absents himself from work without compensation, by reason of: (a) a period of absence with the approval or at the requirement of the Employer or an Affiliated Company, provided that such person returns to work for the Employer or such Affiliated Company at such time as the Employer or such Affiliated Company may reasonably require, or (b) a family or medical leave within the meaning of the Family and Medical Leave Act of 1993. In the authorization of an Approved Absence under subsection (a) and in the requirements set forth with respect to assuring the return of the Employee to work within a reasonable time, the Employer or an Affiliated Company shall treat all Employees under similar circumstances in a like manner.

      Sec. 2.10 "Average Actual Deferral Percentage" shall mean the average (expressed as a percentage to the nearest one-hundredth of one percent) of the Actual Deferral Percentages of a specified group of Eligible Employees.

      Sec. 2.11 "Average Contribution Percentage" shall mean the average (expressed as a percentage to the nearest one-hundredth of one percent) of the

Contribution Percentages of a specified group of Eligible Employees. The Average Contribution Percentage shall be calculated separately for purposes of Sections 5.03(b) and (c), as provided in Section 2.27.


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      Sec. 2.12 "Basic Employee Contributions" shall mean the contributions made to the Plan by an individual on his own behalf with respect to periods ending before July 1, 1983, pursuant to the provisions of the Plan as in effect prior to July 1, 1983, which were eligible, pursuant to such provisions, for matching contributions by the Employer.

      Sec. 2.13 "Before-Tax Contribution" shall mean the portion of a Participant's Compensation which is reduced on or after July 1, 1983 in accordance with Section 4.01(a)(1)(A) or 4.01(a)(2) (or Articles Five through Eight of the Plan as in effect prior to January 1, 1989) and with respect to which a corresponding contribution is made to the Plan by the Employer pursuant to Section 4.01(c).

      Sec. 2.14 "Before-Tax Contribution Account" shall mean so much of a Participant's Account as consists of his Before-Tax Contributions made to the Plan, including all earnings and gains attributable thereto, and reduced by all losses attributable thereto, all expenses chargeable thereagainst and by all withdrawals and distributions therefrom.

      Sec. 2.15 "Beneficiary" shall mean the person or persons designated or otherwise determined to be such in accordance with Section 8.05.

      Sec. 2.16 "Benefit Payment Date" shall mean, for any Participant or Beneficiary of a deceased Participant, the date as of which the first benefit payment, including a single sum, from a Participant's Account is due; provided, however, that (a) the Benefit Payment Date applicable to any amount withdrawn pursuant to Section 8.03 shall not be taken into account in determining the Participant's Benefit Payment Date with respect to the remainder of his Account and (b) the Benefit Payment Date applicable to any amount paid to a Participant pursuant to Section 8.04(h) while he is an Employee shall not be taken into account in determining the Participant's Benefit Payment Date with respect to the remainder of his Account for purposes of Section 8.01.

      Sec. 2.17 "Board of Directors" shall mean the board of directors of the Company.

      Sec. 2.18 "Break in Service" shall mean a Computation Period in which an Employee or former Employee is not credited with more than five hundred (500) Hours of Service.

      If an Employee is absent from work by reason of pregnancy, childbirth, or placement in connection with adoption, or for purposes of the care of such Employee's child immediately after birth or placement in connection with adoption, such Employee shall be credited, solely for purposes of determining whether he has incurred a Break in Service, with the Hours of Service with which such Employee would have been credited but for the absence; or, if such hours cannot be determined, with eight (8) Hours of Service per normal workday. The total number of hours to be treated as Hours of Service under this paragraph shall not exceed five hundred and one (501). The hours described in this paragraph shall be credited either for the Computation Period in which the absence from work begins, if the Employee would be prevented from incurring a Break in Service in such Computation Period because the period of absence is treated as Hours of Service under this paragraph, or, in any case, for the Computation Period next following the one in which the absence from work begins. In order for an absence to be considered as on account of the reasons described in this paragraph, an Employee shall provide


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the Named Fiduciary-Plan Administration, in the form and manner prescribed by the Named Fiduciary-Plan Administration, information establishing (a) that the absence from work is for reasons set forth in this paragraph, and (b) the number of days for which there was such an absence. Nothing in this paragraph shall be construed as expanding or amending any maternity or paternity leave policy of the Employer.

      Sec. 2.19 "Celanese Corporation" shall mean Celanese Corporation and any other corporation which was directly or indirectly controlled by, or was under common control with, Celanese Corporation.

      Sec. 2.20 "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time, and any successor statute of similar purpose.

      Sec. 2.21 "Common Stock" shall mean shares of common stock issued by the Company with voting power and dividend rights no less favorable than the voting power and dividend rights of any other shares of common stock issued by the Company.

      Sec. 2.22 "Company" shall mean Union Pacific Resources Group Inc. and any successor that adopts the Plan.

      Sec. 2.23 "Company Contribution Account" shall mean so much of a Participant's Account as consists of the account established for a Participant pursuant to the provisions of the Plan as in effect prior to July 1, 1983 to which were credited contributions made by the Employer to the Plan on behalf of such Participant with respect to periods ending before July 1, 1983, including all earnings and gains attributable thereto, and reduced by all losses attributable thereto, all expenses chargeable thereagainst and by all withdrawals and distributions therefrom.

      Sec. 2.24 "Company Suspense Account" shall mean the account under which Leveraged Shares are held until released and allocated pursuant to Section 4.08(b).

      Sec. 2.25 "Compensation" shall mean, for any Employee, for any Plan Year or Limitation Year as the case may be:


      (a) except as otherwise provided below in this definition, the fixed and basic salary or wage paid by the Employer to the Employee during the applicable period, exclusive of (1) overtime, (2) compensation for work in excess of forty
(40) hours per week, (3) commissions, (4) bonuses, (5) fees, (6) retainers, (7) incentive payments, lump sum merit awards or any other form of extra remuneration, and (8) any amounts that the Employee receives with respect to periods when he is not an Eligible Employee. For services rendered during the applicable period by each hourly-wage Covered Employee who is employed on a 12-hour shift basis with a 28-day work cycle, "fixed and basic salary or wage" shall mean the wages paid or payable by the Employer to such Employee for the first 156-1/3 Hours of Service in such 28-day cycle. Notwithstanding the above, Compensation shall be determined prior to giving effect to any Before-Tax Contribution election made pursuant to the terms of this Plan, to any salary reduction agreement pursuant to the Union Pacific Resources Group Inc. Flexible Benefits Program or to any other salary reduction election made under section 125, 402(e)(3) or 402(h) of the Code. Compensation


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shall include vacation pay, holiday pay, jury duty pay, sick pay, bereavement pay and pay for other similar absences, but shall not include payments in lieu of such pay and payments for any period with respect to which the Named Fiduciary-Plan Administration determines a person to be permanently and totally disabled.

      (b) for purposes of Article X and Sections 2.08 and 5.04, wages required to be reported on IRS Form W-2, paid to the Employee during the applicable period as defined in Treas. Reg. ss.1.415-2(d)(11)(i), including for purposes of the definition of "Key Employee" in Article X, amounts that are excluded from gross income under section 125, 402(e)(3) or 402(h) of the Code.

      (c) for purposes of the definitions of "Actual Deferral Percentage" and "Contribution Percentage," "compensation" for the applicable period, as defined in section 414(s) of the Code as determined by the Named Fiduciary-Plan Administration on a uniform and consistent basis for all Employees; provided, however, that, in the sole discretion of the Named Fiduciary-Plan Administration, Compensation may (1) include Before-Tax Contributions and other amounts excluded from gross income under section 125, 402(e)(3), or 402(h) of the Code and/or (2) may exclude compensation for any period during which an Employee is not an Eligible Employee.

      (d) for purposes of the definition of "Highly Compensated Employee," "compensation," as such word is defined in section 415(c)(3) of the Code, paid to the Employee for the applicable period, but including amounts that are excluded from gross income under section 125, 402(e)(3) or 402(h) of the Code.

      (e) with respect to any Plan Year, only the first $150,000 (or such other amount as may be applicable under section 401(a)(17) of the Code) of the amount otherwise described in subsections (a), (b) and (c) of this definition shall be counted, except that this subsection (e) shall not apply for purposes of

Sections 2.08, 5.04 and Article IX.

      Sec. 2.26 "Computation Period" shall mean each twelve-consecutive-month period that begins on an Employee's Employment Commencement Date and anniversaries thereof; provided, however, that, for an Employee whose prior Years of Service are not taken into account after a Break in Service in accordance with Section 3.01(c) or 7.03(b), "Computation Period" shall mean each twelve-consecutive-month period that begins on the Employee's Reemployment Commencement Date and anniversaries thereof.

      Sec. 2.27 "Contribution Percentage" shall mean:

      (a) to determine the Average Contribution Percentage for purposes of
Section 5.02(b), the ratio (expressed as a percentage to the nearest one-hundredth of one percent) of (a) the After-Tax Employee Contributions (including Before-Tax Contributions recharacterized as After-Tax Employee Contributions pursuant to Section 5.03(a)(2)) and Matching Contributions allocated to an Eligible Employee's Account for the Plan Year (excluding any Matching Contributions forfeited pursuant to Section 5.01(b) or 5.03(a)(2)) plus, in the case of any Highly Compensated Employee who is simultaneously eligible to participate in more than one plan maintained by the Employer or an Affiliated Company to which employee or matching contributions are made, after-tax employee contributions and employer matching contributions made on his behalf under


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all such plans (excluding those that are not permitted to be aggregated with the
Plan under Treas. Reg. ss.1.401(m)-1(b)(3)(ii)) for the Plan Year, to (b) the Employee's Compensation for the Plan Year; and

      (b) to determine the Average Contribution Percentage for purposes of
Section 5.02(c), the ratio (expressed as a percentage to the nearest one-hundredth of one percent) of (a) the ESOP Matching Contributions allocated to an Eligible Employee's Account for the Plan Year (excluding any ESOP Matching Contributions forfeited pursuant to Section 5.01(b) or 5.03(a)(2)) plus, in the case of any Highly Compensated Employee who is simultaneously eligible to participate in more than one plan maintained by the Employer or an Affiliated Company to which matching contributions are made as part of an employee stock ownership plan, employer matching contributions made on his behalf under all such plans (excluding those that are not permitted to be aggregated with the Plan under Treas. Reg. ss.1.401(m)-1(b)(3)(ii)) for the Plan Year, to (b) the Employee's Compensation for the Plan Year.

For purposes of determining Contribution Percentages under paragraph (a) above, the Employer or the Named Fiduciary-Plan Administration may take Before-Tax Contributions into account, in accordance with Treasury regulations, so long as the requirements of Section 5.02(a) are met both when the Before-Tax Contributions used in determining Contribution Percentages are and are not included in determining Actual Deferral Percentages.


      Sec. 2.28 "Covered Employee" shall mean each Employee in the employ of an Employer, other than (a) any person whose terms and conditions of employment are subject to a collective bargaining agreement, unless the collective bargaining agreement provides for the eligibility of such person to participate in this Plan, (b) any person who, as to the United States, is a non-resident alien with no U.S. source income from the Employer, (c) any person who is an Employee solely by reason of being a leased employee within the meaning of section 414(n) or 414(o) of the Code, (d) any person who the Named Fiduciary-Plan Administration determines to have suffered a Total Disability, (e) any student (high school, college or graduate school) or intern who, when hired, is expected to work on a short-term or temporary basis, and (f) any person who was engaged in an independent contractor or similar capacity and then subsequently classified as an Employee, unless the Employer determines otherwise.

      Notwithstanding the above, the exclusion set forth in clause (b) shall not apply (A) to any Employee who has previously qualified as a Covered Employee, who is a United States citizen, and who is subsequently transferred so that he is employed by the Employer within the geographical boundaries of Canada, so long as such Employee otherwise continues to qualify as a Covered Employee after such transfer or (B) to any person for any period for which such person's name is carried on a United States payroll.

      Sec. 2.29 "Effective Date" shall mean January 1, 1997, the effective date of this amended and restated Plan; provided, however, that when a provision of the Plan states an effective date other than January 1, 1997, such stated specific effective date shall apply as to that provision.

      Sec. 2.30 "Election Date" shall mean the first day of any calendar month.

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      Sec. 2.31 "Eligible Employee" shall mean a Covered Employee who has become an Eligible Employee as set forth in Section 3.01, whether or not he is an Active Participant.

      Sec. 2.32 "Employee" shall mean a person who (a) is working for an Employer or an Affiliated Company and (b) at the time of hire is classified by the Employer or Affiliated Company as an employee. If a person is engaged in an independent contractor or similar capacity and is subsequently classified by the Employer, an Affiliated Company, the Internal Revenue Service or a court as an employee, such person, for purposes of this Plan, shall be deemed an employee from the actual (and not the effective) date of such classification, unless expressly provided otherwise by the Employer or Affiliated Company. A person shall be deemed to be an Employee if he is a leased employee with respect to whose services such Employer or Affiliated Company is the recipient, within the meaning of section 414(n) or 414(o) of the Code, but to whom section 414(n)(5) of the Code does not apply.

      Sec. 2.33 "Employee Contribution Account" shall mean so much of a Participant's Account as consists of the account established for a Participant pursuant to the provisions of the Plan as in effect prior to July 1, 1983 to which were credited such Participant's Basic Employee Contributions and

Supplemental Employee Contributions with respect to periods ending before July 1, 1983, including all earnings and gains attributable thereto and reduced by all losses attributable thereto, all expenses chargeable thereagainst and by all withdrawals and distributions therefrom.

      Sec. 2.34 "Employer" shall mean the Company and any Affiliated Company which adopts this Plan and joins in the corresponding Trust Agreement by action of (a) its board of directors and (b) either the Board of Directors or the Named Fiduciary-Plan Administration; provided, however, that if an Affiliated Company, which would not remain an Affiliated Company if the phrase "100 percent" were substituted for the phrase "at least 80 percent" in Section 1563(a)(1) of the Code, becomes an Employer by action of the Named Fiduciary-Plan Administration, unless the Board of Directors ratifies such action not later than the first regularly scheduled meeting of the Board of Directors, such Affiliated Company shall cease to be an Employer as of the end of the month in which such meeting occurs.

      Sec. 2.35 "Employment Commencement Date" shall mean, with respect to any person, the first date on which that person performs an Hour of Service as described in Section 2.42(a)(1).

      Sec. 2.36 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time, and any successor statute of similar purpose.

      Sec. 2.37 "ESOP Loan Repayment Contributions" shall mean an Employer contribution made pursuant to Section 4.02(b).

      Sec. 2.38 "ESOP Matching Contribution" shall mean an Employer contribution made pursuant to Section 4.02(a)(1).

      Sec. 2.39 "ESOP Matching Contribution Account" shall mean so much of a Participant's Account as consists of Leveraged Shares allocated pursuant to
Section 4.08(b), including excess shares allocated pursuant to Section 4.08(b)(4), including all earnings and gains attributable thereto and reduced by all losses attributable thereto, all expenses chargeable thereagainst and by all withdrawals and distributions therefrom.

      Sec. 2.40 "Finance Committee" shall mean such committee as shall be designated by the Board of Directors.

      Sec. 2.41 "Highly Compensated Employee" shall mean as follows:

      (a) The term "Highly Compensated Employee" generally means an Employee who:

            (1) was at any time a five-percent (5%) owner, as defined in section 416(i) of the Code, at any time during the Plan Year or the immediately preceding Plan Year; or


            (2) for the immediately preceding Plan Year --

                  (A) received Compensation from the Employer or an Affiliated Company in excess of $80,000, as adjusted by the Secretary of the Treasury in accordance with section 414(q) of the Code; and

                  (B) if the Employer elects the application of this clause in accordance with Treasury regulations, was a member of the group consisting of the top twenty percent (20%) of the Employees when ranked on the basis of Compensation paid during the Plan Year for which such determination is being made.

      (b) A former Employee shall be treated as a Highly Compensated Employee, if such Employee was a Highly Compensated Employee while an active Employee in either the Plan Year in which such Employee separated from service or in any Plan Year ending on or after his 55th birthday.

      Sec. 2.42 "Hour of Service" shall mean, for any Employee:

      (a) except as provided in subsection (b),

            (1) each hour for which he is directly or indirectly paid or entitled to payment by an Employer or an Affiliated Company for the performance of employment duties; provided, however, that an Employee shall be credited with one hundred ninety (190) Hours of Service for each calendar month during which such Employee is credited with one Hour of Service described in this paragraph
(a)(1); or

            (2) each hour for which he is entitled, either by award or agreement, to back pay from an Employer or an Affiliated Company, irrespective of mitigation of damages; or

            (3) each hour for which he is directly or indirectly paid or entitled to payment by an Employer or an Affiliated Company on account of a period of time during which no duties are performed due to vacation, holiday, illness, incapacity (including disability), jury duty, layoff, leave of absence, or military duty; or

            (4) each hour for which he is absent for military service under leave granted by the Employer or Affiliated Company or required by law, provided the Employee returns to service with the Employer or Affiliated Company within such period as his right to reemployment is protected by law.

      (b) Anything to the contrary in subsection (a) notwithstanding:

            (1) No Hours of Service shall be credited to an Employee for any period merely because, during such period, payments are made or due him under a plan maintained solely for the purpose of complying with applicable workers'

compensation, unemployment compensation, or disability insurance laws.

            (2) For the period of an Approved Absence or a temporary layoff on account of reduction in force (provided that the person returns to work with the Employer or an Affiliated Company at the first available opportunity), such person shall be credited with that number of Hours of Service with which such person would have been credited had such person, for such period, instead been compensated for services rendered to the Employer or an Affiliated Company on the same basis as such person had rendered services to the Employer or an Affiliated Company during the last period in which such person rendered such services prior to the commencement of such Approved Absence or temporary layoff, disregarding for this purpose, however, any overtime or other services which such person was not regularly scheduled to render.

            (3) No Hours of Service shall be credited to an Employee with respect to payments solely to reimburse for medical or medically related expenses.

            (4) No Hours of Service shall be credited twice.

            (5) Hours of Service shall be credited at least as liberally as required by the rules set forth in Department of Labor Reg. ss.2530.200b-2(b) and (c).

            (6) In the case of an Employee who is such solely by reason of service as a leased employee within the meaning of section 414(n) or 414(o) of the Code, Hours of Service shall be credited as if such Employee were employed and paid with respect to such service (or with respect to any related absences or entitlements) by the Employer or Affiliated Company that is the recipient thereof.

            (7) Notwithstanding anything in the Plan to the contrary, Hours of Service for periods of qualified military service shall be provided in accordance with section 414(u) of the Code.

      Sec. 2.43 "Investment Fund" shall mean any of the funds established pursuant to Section 6.02 for the investment of the assets of the Trust Fund.

      Sec. 2.44 "Investment Manager" shall mean any fiduciary (other than the Trustee or Named Fiduciary) who has the power to manage, acquire, or dispose of any asset of the Plan and who has qualified as an "investment manager" within the meaning of section 3(38) of ERISA.

      Sec. 2.45 "Leveraged Shares" shall mean shares of Common Stock acquired by the Trustee with the proceeds of an Acquisition Loan pursuant to Section 4.08(a).

      Sec. 2.46 "Limitation Year" shall mean the Plan Year unless a different "Limitation Year" is designated by the Board of Directors by resolution.


      Sec. 2.47 "Loan Fund" shall mean the separate fund established in connection with a loan to a Participant pursuant to Article IX.

      Sec. 2.48 "Long Term Disability Plan" shall mean the Union Pacific Resources Group Inc. Long Term Disability Plan, effective January 1, 1971, and as it may have heretofore been or may hereafter be amended from time to time.

      Sec. 2.49 "Matching Contribution" shall mean an Employer contribution made on or after January 1, 1997 pursuant to Section 4.02(a)(2).

      Sec. 2.50 "Matching Contribution Account" shall mean so much of a Participant's Account as consists of amounts attributable to Employer matching contributions allocated to such Participant's Account prior to the Effective Date and Matching Contributions allocated to such Participant's Account after the Effective Date, including all earnings and gains attributable thereto and reduced by all losses attributable thereto, all expenses chargeable thereagainst and by all withdrawals and distributions therefrom.

      Sec. 2.51 "Named Fiduciary" shall mean the Board of Directors, the Finance Committee, the Trustee, the Named Fiduciary-Plan Investments, and the Named Fiduciary-Plan Administration. Each Named Fiduciary shall have only those particular powers, duties, responsibilities and obligations as are specifically delegated to him under the Plan or the Trust Agreement. Any fiduciary, if so appointed, may serve in more than one fiduciary capacity.

      Sec. 2.52 "Named Fiduciary-Plan Administration" shall mean the Vice President-People or, in the event there is no such person, the person or persons named as such pursuant to the provisions of Article XI or, in the absence of any such appointment, the Company.

      Sec. 2.53 "Named Fiduciary-Plan Investments" shall mean such committee as shall be designated by the Board of Directors. In the event that there is no such Investment Committee, the Named Fiduciary-Plan Investments shall be the person or persons designated as such by the Board of Directors.

      Sec. 2.54 "Normal Retirement Age" shall mean a Participant's 65th birthday.

      Sec. 2.55 "Participant" shall mean any person who has been or who is an Eligible Employee and who has been admitted to participation in the Plan pursuant to the provisions of Article III. The term "Participant" shall include Active Participants (those Participants who are currently Eligible Employees and for whom an election is in effect pursuant to Section 4.01(a)), Inactive Participants (those Employees who previously were Active Participants but currently are not because they are no longer employed in an "Eligible Employee" status or have no election in effect under Section 4.01(a)), and Vested Participants (those former Active or Inactive Participants who have a vested interest under the Plan).


      Sec. 2.56 "PAYSOP Contributions" shall mean the Employer contributions made to the Plan on behalf of Participants with respect to a Plan Year ending prior to January 1, 1987 pursuant to the provisions of the Plan as in effect prior to such date and which are attributable to the payroll-based tax credit under section 41 of the Code for such Plan Year.

      Sec. 2.57 "PAYSOP Contribution Account" shall mean so much of a Participant's Account as consists of amounts attributable to PAYSOP Contributions allocated to such Participant's Account during Plan Years ending prior to January 1, 1987, including all earnings and gains attributable thereto and reduced by all losses attributable thereto, all expenses chargeable thereagainst and by all withdrawals and distributions therefrom.

      Sec. 2.58 "Plan" shall mean the Union Pacific Resources Group Inc. Employees' Thrift Plan (previously known as the "Union Pacific Resources Company Employees' Thrift Plan" and the "Champlin Petroleum Company Employees' Thrift Plan") as set forth herein, and as the same may from time to time hereafter be amended.

      Sec. 2.59 "Plan Year" shall mean the calendar year.

      Sec. 2.60 "QDRO" shall mean a "qualified domestic relations order" within the meaning of Section 206(d)(3)(B) of ERISA and section 414(p) of the Code.

      Sec. 2.61 "Reemployment Commencement Date" shall mean, with respect to any person, the first date following a Break in Service on which that person performs an Hour of Service as described in Section 2.42(a)(1).

      Sec. 2.62 "Required Beginning Date" shall mean

      (a) in the case of a Participant who is a five-percent (5%) owner (within the meaning of section 416(i) of the Code) April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2; and

      (b) in the case of a Participant who is not a five-percent (5%) owner (within the meaning of section 416(i) of the Code) April 1 of the calendar year following the later of (1) the calendar year in which the Participant attains age 70-1/2, or (2) the calendar year in which the Participant has a Separation from Service; and

      (c) in the case of a Participant who is not a five-percent (5%) owner (within the meaning of section 416(i) of the Code), who attained age 70-1/2 in 1996 and who had not had a Separation from Service as of January 1, 1997, April 1 of the calendar year following the calendar year in which the Participant has a Separation from Service.

If a Participant described in subsection (b) or (c) becomes a five-percent (5%) owner at any time after attaining age 70-1/2, his Required Beginning Date shall be April 1 of the calendar year following the calendar year in which he becomes a five-percent (5%) owner.

Notwithstanding the foregoing, if a Participant, prior to January 1, 1984, made the election permitted by section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982, and such election remains in force, his Required Beginning Date shall not be earlier than the Benefit Payment Date provided for pursuant to that election.

      Sec. 2.63 "Retire," "Retired" or "Retirement" shall mean a Separation from Service occurring after (a) the Participant has either (1) attained age 55 and completed ten (10) Years of Service or (2) suffered a Total Disability while an Employee or (b) the Participant has attained Normal Retirement Age. For purposes of Section 8.02 only, "Retire," "Retired" or "Retirement" shall also mean retirement under the 1992 Union Pacific Resources Company Voluntary Retirement Incentive Plan.

      Sec. 2.64 "Rollover Account" shall mean so much of a Participant's Account as consists of his Rollover Contributions, including all earnings and gains attributable thereto, and reduced by all losses attributable thereto, all expenses chargeable thereagainst and by all withdrawals and distributions therefrom.

      Sec. 2.65 "Rollover Contributions" shall mean amounts contributed by a Covered Employee pursuant to Section 4.03.

      Sec. 2.66 "Separation from Service" shall mean, for any Employee, his death, retirement, resignation, discharge, Total Disability or any absence that causes him to cease to be an Employee (which shall not include an Approved Absence or a temporary layoff on account of reduction in force, provided that there is a return to work with the Employer or an Affiliated Company at the first available opportunity).

      Sec. 2.67 "Supplemental Employee Contributions" shall mean the contributions made to the Plan by a Participant on his own behalf with respect to periods ending before July 1, 1983, pursuant to the provisions of the Plan as in effect prior to July 1, 1983, which were not Basic Employee Contributions.

      Sec. 2.68 "Total Disability" shall mean a disability for which a Participant (a) is eligible for and is receiving disability benefits under the Long Term Disability Plan or (b) would be eligible for and would be receiving such benefits if such Participant were in a class of Employees covered by the Long Term Disability Plan.

      Sec. 2.69 "Trust Agreement" shall mean the trust instrument approved by the Finance Committee and the Trustee for purposes of providing a vehicle for investment of the assets of the Plan.

      Sec. 2.70 "Trustee" shall mean the party or parties appointed by the

Finance Committee and each of their respective successors.

      Sec. 2.71 "Trust Fund" shall mean all of the assets of the Plan held by the Trustee under the Trust Agreement.

      Sec. 2.72 "Valuation Date" shall mean the last day of each calendar month during the Plan Year and each other interim date during the Plan Year on which the Named Fiduciary-Plan Administration determines that a valuation of the Trust Fund shall be made.

      Sec. 2.73 "Year of Participation" shall mean a Plan Year during any part of which (a) a Participant made contributions to the Plan on his own behalf with respect to periods ending before July 1, 1983 pursuant to the provisions of the Plan as in effect prior to July 1, 1983 or (b) a Before-Tax Contribution or After-Tax Employee Contribution election is in effect for such Participant, adjusted to avoid duplication for any Plan Year. A Year of Participation shall be considered to have been completed only on the day following the last day in such Plan Year.

      Sec. 2.74 "Year of Service" shall mean a Computation Period during which an Employee is credited with at least 1,000 Hours of Service. Notwithstanding any provision of the Plan to the contrary:

      (a) Each Covered Employee who was an Employee on April 30, 1976 and May 1, 1976 shall be credited with Years of Service with respect to his employment with the Employer and all Affiliated Companies prior to May 1, 1976 in an amount not less than the amount determined pursuant to the provisions of the Plan as in effect prior to July 1, 1983.

      (b) Each Employee who had been employed by Celanese Corporation and who was an Employee on or before June 1, 1970 and on May 1, 1976 shall be credited with Years of Service with respect to the period of his employment with Celanese Corporation in an amount not less than the amount determined pursuant to the provisions of Section 2.4 of the Plan as in effect prior to July 1, 1983.

      (c) (1) Each Employee (A) who was employed by either the Missouri Pacific Corporation, the Missouri Pacific Railroad Company (or any of its subsidiaries or affiliates) or The Western Pacific Railroad Company (or any of its subsidiaries or affiliates) (collectively referred to as the "Acquired Corporations") and (B) during the period commencing after December 31, 1981 and ending prior to January 1, 1983 terminated employment (voluntarily or otherwise) with an Acquired Corporation and immediately thereafter became employed by the Company or an Affiliated Company shall be credited with Years of Service for his uninterrupted periods of continuous service with the Acquired Corporations immediately before becoming employed by the Company or an Affiliated Company.

            (2) Each Employee who was employed by an Acquired Corporation on December 31, 1982 and who became employed by the Company or an Affiliated Company on January 1, 1983 shall be credited with Years of Service for his uninterrupted periods of continuous service with the Acquired Corporations immediately before becoming employed by the Company or an Affiliated Company.

      (d) Each person who (1) was employed by Plant Operations, Inc. on July 31, 1986 and (2) became eligible to participate in this Plan on August 1, 1986 shall be credited with Years of Service for his continuous, uninterrupted period of service with Plant Operations, Inc. prior to August 1, 1986.

      (e) Each person who was employed by the Missouri-Kansas-Texas Railroad Company or any subsidiary or affiliate thereof (collectively the "MKT") on August 11, 1988 and who became employed by the Company or an Affiliated Company on August 12, 1988 shall be credited with Years of Service by treating all periods of employment of such person with MKT as periods during which such person rendered services for, and was entitled to compensation from, the Company or an Affiliated Company.

      (f) Each person who was employed by Amax Oil & Gas, Inc. on March 31, 1994 and who became employed by the Company or an Affiliated Company on April 1, 1994 shall be credited with Years of Service by treating all periods of employment counted under the Amax, Inc. Thrift Plan for Salaried Employees as periods during which such person rendered services for, and was entitled to compensation from, the Company or an Affiliated Company.

                                   ARTICLE III

                            PARTICIPATION ELIGIBILITY

      Sec. 3.01 Eligibility to Participate.

         (a) (1) Each Covered Employee who is classified as a regular, full-time Employee shall become an Eligible Employee as of the Election Date coincident with or next following the date on which he first completes an Hour of Service as a regular, full-time Covered Employee.

            (2) Each Covered Employee who is classified as other than a regular, full-time Employee shall become an Eligible Employee as of the Election Date coincident with or next following the end of the Eligibility Computation Period during which he completes 1,000 Hours of Service. For purposes of this paragraph
(a)(2), the term "Eligibility Computation Period" shall mean the 12 month period ending on the anniversary of the date on which the Employee first completed an Hour of Service or the 12 month period ending on the date immediately preceding each Election Date thereafter.

      (b) (1) If a person is not a Covered Employee on the Election Date on which he would otherwise become an Eligible Employee under subsection (a), by Separation from Service or otherwise, and later becomes a Covered Employee, the person shall become an Eligible Employee in accordance with subsection (a) above. Notwithstanding the foregoing, if such a person had completed 1,000 Hours of Service during an Eligibility Computation Period, he shall become an Eligible

Employee on the Election Date coincident with or next following the date on which he completes an Hour of Service as a Covered Employee, if on such Election Date he is a Covered Employee.

            (2) If a person who has become an Eligible Employee ceases to be a Covered Employee, by Separation from Service or otherwise, and later becomes a Covered Employee, the person shall become an Eligible Employee on the Election Date coincident with or next following the date on which he again completes an Hour of Service as a Covered Employee.

      (c) Notwithstanding any provision of this Plan to the contrary, an Employee shall not be credited with any Years of Service for service (1) prior to the date on which the vesting rules contained in ERISA and the Code, as amended by ERISA, become effective with respect to the Plan, or (2) prior to the first day of the first Plan Year beginning on or after January 1, 1985, if such service would have been disregarded under the rules of the Plan with regard to breaks in service as in effect on the applicable date.

      Sec. 3.02 Procedure for Admission. Each Eligible Employee shall become an Active Participant by electing to make Before-Tax Contributions and/or After-Tax Employee Contributions pursuant to Section 4.01 and by completing such forms and providing such data as are reasonably required by the Named Fiduciary-Plan Administration at such time in advance as the Named Fiduciary-Plan Administration may prescribe. If the Eligible Employee declines to make Before-Tax Contributions and After-Tax Employee Contributions pursuant to
Section 4.01
when he first becomes (or again becomes) an Eligible Employee, he may thereafter elect to make Before-Tax Contributions and/or After-Tax Employee Contributions and become an Active Participant in accordance with procedures prescribed by the Named Fiduciary-Plan Administration.

                                   ARTICLE IV

                        CONTRIBUTIONS AND LEVERAGED ESOP

      Sec. 4.01 Before-Tax Contributions and After-Tax Employee Contributions.

      (a) Elections.

            (1) Subject to Section 3.02 and the limitations set forth in Article
V:

                  (A) each Eligible Employee may execute a Before-Tax

Contribution election on a form prescribed by the Named Fiduciary-Plan Administration pursuant to which such Employee may elect to reduce his Compensation received on and after the effective date of the election through payroll reductions by an amount, in whole percentages, of his Compensation payable with respect to any pay period from one percent (1%) to thirteen percent (13%);

                  (B) in addition, each Eligible Employee may elect, on a form prescribed by the Named Fiduciary-Plan Administration, to contribute to the Plan as After-Tax Employee Contributions through payroll deductions, an amount, in whole percentages, of his Compensation payable with respect to any pay period from one percent (1%) to thirteen percent (13%);

provided, however, that (i) the aggregate of a Participant's elections pursuant to (A) and (B) above in effect as of any given day may not exceed thirteen percent (13%) of the Participant's Compensation and (ii) in the event that a Participant's Before-Tax Contribution election pursuant to (A) above would result in Before-Tax Contributions in excess of the limit described in Section 5.01(a) for any year, such excess shall be contributed instead as an After-Tax Employee Contribution made to the Plan pursuant to (B) above.

            (2) The Before-Tax Contribution and After-Tax Employee Contribution amounts set forth in a Participant's elections shall be tentative and shall become final only after the Employer or the Named Fiduciary-Plan Administration has made such adjustments thereto as they (or either of them) deem necessary to maintain the qualified status of the Plan and to satisfy all requirements of section 401(k) or 401(m) of the Code.

      (b) Increase in or Reduction of Before-Tax Contributions or After-Tax Employee Contributions. Each Participant may, on a daily basis, elect to increase, reduce or totally suspend the rate of his Before-Tax Contributions and After-Tax Employee Contributions, or change the type of contribution being made, within the limits described in Section 4.01. A Participant shall make an election described in the preceding sentence by completing such forms and providing such data as are reasonably required by the Named Fiduciary-Plan Administration at such time in advance as the Named Fiduciary-Plan Administration may prescribe.

      (c) Contribution and Allocation of Before-Tax Contributions and After-Tax Employee Contributions.

            (1) The Employer shall contribute to the Plan with respect to each Plan Year an amount equal to the Before-Tax Contributions of its Eligible Employees for such Plan Year, as determined pursuant to Before-Tax Contribution elections in force pursuant to subparagraph (a)(1)(A). There shall be allocated to the Before-Tax Contribution Account of each Participant the Before-Tax Contributions contributed by the Employer to the Plan by reason of any Before-Tax Contribution election in force with respect to that Participant.


            (2) The Employer shall contribute to the Plan with respect to each Plan Year an amount equal to the After-Tax Employee Contributions of its Eligible Employees for such Plan Year, as determined pursuant to After-Tax Employee Contribution elections in force pursuant to subparagraph (a)(1)(B). There shall be allocated to the After-Tax Employee Contribution Account of each Participant the After-Tax Employee Contributions contributed by the Employer to the Plan by reason of any After-Tax Employee Contribution election in force with respect to that Participant.

      Sec. 4.02 Matching Contributions and ESOP Loan Repayment Contributions.

      (a) Amount of Matching Contributions.

            (1) ESOP Matching Contributions. Subject to the limitations in
Article V, with respect to each pay period during which there are Leveraged Shares in the Company Suspense Account, the Employer shall contribute to the Plan, on behalf of each Participant who is an Employee of the Employer at any time during such pay period, an amount which, when combined with dividends on
(A) Leveraged Shares which are unallocated or (B) Leveraged Shares which are allocated but not necessary to meet the requirements of Section 4.08(b)(3)(B), will result in the allocation of Leveraged Shares to a Participant's ESOP Matching Contribution Account in an amount equal the "200 Percent Requirement" (as defined in paragraph (a)(3) below).

            (2) Matching Contributions. Subject to the limitations in Article V, with respect to each pay period during which there are no Leveraged Shares in the Company Suspension Account, the Employer shall contribute to the Plan on behalf of each Participant who is an Employee of the Employer at any time during such pay period, an amount equal to the 200 Percent Requirement.

            (3) Definition of "200 Percent Requirement". For purposes of this
Section 4.02(a), the "200 Percent Requirement" means the following: an amount equal to two hundred percent (200%) of (A) the Participant's Before-Tax Contributions for the pay period which are not in excess of the three percent (3%) of the Participant's Compensation for such pay period, plus (B) in the event such Before-Tax Contributions for the pay period equal less than three percent (3%) of the Participant's Compensation for such pay period, the Participant's After-Tax Employee Contributions for the pay period, to the extent that total Before-Tax Contributions and

After-Tax Employee Contributions taken into account for such Participant for the pay period do not exceed three percent (3%) of the Participant's Compensation for such pay period.

      (b) ESOP Loan Repayment Contributions. With respect to a Plan Year during which there are Leveraged Shares in the Company Suspense Account, the Employer shall make ESOP Loan Repayment Contributions in an amount sufficient to enable the Trustee, when combined with ESOP Matching Contributions, Matching Contributions and dividends on Leveraged Shares (whether or not allocated) to pay any currently maturing obligation under an Acquisition Loan, without regard to the accumulated earnings and profits of the Employer. Leveraged Shares shall initially be credited to the Company Suspense Account and shall be allocated to Participant Accounts pursuant to Section 4.08(b).

      Sec. 4.03 Rollover Contributions. The Plan shall accept, as "Rollover Contributions" made on behalf of any Covered Employee, cash equal to (a) all or a portion of the amount received by the Covered Employee as a distribution from (either directly or through a conduit individual retirement account), or (b) an amount transferred directly to the Plan (pursuant to section 401(a)(31) of the Code) on the Covered Employee's behalf by the trustee of another qualified trust forming a part of a plan described in section 401(a) of the Code, but only if the deposit qualifies as a tax-free rollover as defined in section 402 of the Code as determined in accordance with procedures established by the Named Fiduciary-Plan Administration. If the amount received does not qualify as a tax-free rollover, the amount shall be refunded to the Covered Employee. Rollover amounts shall be allocated to the Covered Employee's Rollover Account and invested in accordance with the provisions of Article VI. A Covered Employee who is not yet an Eligible Employee shall be deemed a Participant only with respect to amounts, if any, in his Rollover Account.

      Sec. 4.04 Contributions With Respect to Military Service. Notwithstanding any provision of the Plan to the contrary, contributions with respect to qualified military service shall be provided in accordance with section 414(u) of the Code.

      Sec. 4.05 Timing of Contributions. ESOP Loan Repayment Contributions, ESOP Matching Contributions and Matching Contributions for any Plan Year under this Article shall be made no later than the last date on which amounts so paid may be deducted for federal income tax purposes for the taxable year of the Employer in which the Plan Year ends. Amounts contributed as Before-Tax Contributions, After-Tax Employee Contributions or Rollover Contributions will be remitted to the Trustee as soon as practicable, but no later than the fifteenth (15th) business day of the month following the month in which such contributions were received or withheld from the Participant's Compensation.

      Sec. 4.06 Contingent Nature of Contributions. All contributions made by the Employer pursuant to the provisions of Sections 4.01 and 4.02 are hereby made expressly contingent on the deductibility thereof for federal income tax purposes for the fiscal year with respect to which such contributions are made, and no such contribution shall be made for any year to the extent it would exceed the deductible limit for such year as set forth in section 404 of the Code.

      Sec. 4.07 Exclusive Benefit; Refund of Contributions. All contributions made to the Plan are made for the exclusive benefit of the Participants and their Beneficiaries, and such contributions shall not be used for, nor diverted to, purposes other than for the exclusive benefit of the Participants and their Beneficiaries (including the costs of maintaining and administering the Plan and corresponding trust). Notwithstanding the foregoing, to the extent that such refunds do not, in themselves, deprive the Plan of its qualified status, refunds of contributions shall be made to the Employer under the following circumstances and subject to the following limitations:

      (a) Disallowance of Deduction. To the extent that a federal income tax deduction is disallowed for any contribution made by an Employer, the Trustee shall refund to the Employer the amount so disallowed within one (1) year of the date of such disallowance.

      (b) Mistake of Fact. In the case of a contribution which is made in whole or in part by reason of a mistake of fact, so much of the Employer contribution as is attributable to the mistake of fact shall be returnable to the Employer upon demand, upon presentation of evidence of the mistake of fact to the Trustee and of calculations as to the impact of such mistake. Demand and repayment must be effectuated within one (1) year after the payment of the contribution to which the mistake applies.

      In the event that any refund is paid to the Employer hereunder, such refund shall be made without regard to net investment gains attributable to the contribution, but shall be reduced to reflect net investment losses attributable thereto.

      Sec. 4.08 Leveraged ESOP.

      (a) Acquisition Loan.

            (1) At the direction of the Named Fiduciary-Plan Administration, the Trustee may borrow funds, enter into a purchase-money transaction or enter into an extension of credit transaction for the purpose of purchasing Common Stock from any party, including the Company, if the following provisions with respect to any such transaction are met:

                  (A) The Acquisition Loan must be at a reasonable rate of interest and for a specific term.

                  (B) Any collateral pledged to the creditor by the Trust shall consist only of the shares of Common Stock purchased with the Acquisition Loan and dividends thereon (although, in addition to such collateral, the Company may guarantee repayment of the Acquisition Loan) and such assets shall constitute assets of the Plan for all other purposes.

                  (C) Under the terms of the Acquisition Loan, the creditor shall have no recourse against the Trust, except with respect to the collateral, or against the Trustee.

                  (D) Upon payment of any portion of the principal amount and interest due on the Acquisition Loan for any Plan Year, Leveraged Shares shall be released pursuant to Section

4.08(b); provided, however, that the number of future years under the Acquisition Loan must be definitely ascertainable and shall be determined without taking into account any possible extensions or renewal periods; and, provided, further, that if the Acquisition Loan provides for annual payments of principal and interest at a cumulative rate not less rapid at any time than level annual payments of such amounts for ten (10) years taking into account renewals and extensions, then, if the Named Fiduciary-Plan Administration so determines, in its sole discretion, interest paid, which would constitute interest under a standard amortization table, may be ignored in determining the number of Leveraged Shares to be released. If the interest rate under the Acquisition Loan is variable, the interest to be paid in future years shall be computed by using the interest rate applicable as of the end of the Plan Year.

            (2) Except as required by section 409(h) of the Code and by Treas. Reg. ss.ss. 54.4975-7(b)(9) and (10), or as otherwise required by applicable law, no Leveraged Shares may be subject to a put, call or other option, or buy-sell or similar arrangement while held by, and when distributed from, the Plan, whether or not the Plan is an employee stock ownership plan within the meaning of section 4975(e)(7) of the Code at that time.

            (3) In the event an Acquisition Loan is repaid, or the Plan ceases to be an employee stock ownership plan as defined in Treas. Reg. ss. 54.4975-7(b)(1)(i), the protections and rights described in subsections (a) and
(b) hereof relating to Leveraged Shares shall continue to be applicable in accordance with the provisions of those Sections.

      (b) Allocation of Leveraged Shares.

            (1) General. The number of Leveraged Shares to be released from the Company Suspense Account as soon as practicable following any amortization of an Acquisition Loan shall equal the number of Leveraged Shares in the Company Suspense Account immediately before release multiplied by a fraction. The numerator of the fraction shall be the amount of the payment of principal and interest on the Acquisition Loan (which payment shall include monies received by the Plan as ESOP Loan Repayment Contributions, ESOP Matching Contributions and dividends on Leveraged Shares (whether or not allocated)). The denominator of the fraction shall be the sum of the numerator plus the principal and interest to be paid for all future periods over the duration of the Acquisition Loan repayment period.

            (2) Pre-Allocation Account. Leveraged Shares released from the Company Suspense Account pursuant to paragraph (b)(1) above shall first be released to a separate holding account (the "Pre-Allocation Account") and thereafter allocated to Participant Accounts as provided in paragraphs (b)(3) and (4) below.

            (3) Allocation of Leveraged Shares to Participant ESOP Matching Contribution Accounts. Leveraged Shares held in the Pre-Allocation Account shall be allocated to a Participant's ESOP Matching Contribution Account as follows:
(A) in amounts necessary to meet the 200 Percent Requirement as described in
Section 4.02(a) and (B) in amounts necessary to replace the value of any dividends on Leveraged Shares allocated to the Participant's ESOP Matching Contribution Account which were used to repay the Acquisition Loan.

            (4) Allocation of Excess Shares. If, at the close of any Plan Year, there remain any Leveraged Shares in the Pre-Allocation Account which are not to be allocated to Participant ESOP Matching Contribution Accounts under (c) above, such Leveraged Shares shall be allocated to Participants and Eligible Employees in a nondiscriminatory manner as determined by the Company.

                                    ARTICLE V

                          LIMITATIONS ON CONTRIBUTIONS

      Sec. 5.01 Calendar Year Limitation on Before-Tax Contributions.

      (a) Notwithstanding anything contained herein to the contrary, Before-Tax Contributions made on behalf of an Eligible Employee under this Plan together with elective deferrals (as defined in section 402(g) of the Code) under any other plan or arrangement maintained by the Employer or an Affiliated Company shall not exceed $7,000 (as adjusted in accordance with section 402(g) of the Code and Treasury regulations thereunder). Furthermore, should a Participant claim that his Before-Tax Contributions under this Plan when added to his other elective deferrals under any other plan or arrangement (whether or not maintained by an Employer or an Affiliated Company) exceed the limit imposed by section 402(g) of the Code for the calendar year in which the deferrals occurred, the Named Fiduciary-Plan Administration notwithstanding any other provision of the Plan shall distribute, by April 15 of the following calendar year, the amount of Before-Tax Contributions specified in the Participant's claim, plus income thereon determined in the manner described in Section (c). The Participant's claim shall be in writing and shall be submitted to the Named Fiduciary-Plan Administration no later than the March 1 following the calendar year in which such deferrals occurred. Notwithstanding anything in this Section
5.01 to the contrary, a Participant shall be deemed to have made a claim for distribution of excess deferrals from the Plan to the extent that his Before-Tax Contributions together with his elective deferrals under any other plan or arrangement maintained by the Employer or an Affiliated Company exceed the limit imposed by section 402(g) of the Code for the calendar year. For purposes of determining the necessary reduction, (1) Before-Tax Contributions previously distributed or recharacterized pursuant to Section 5.03(a) or returned to the Participant pursuant to Section 5.04 shall be treated as distributed under this
Section 5.01 and (2) Before-Tax Contributions not taken into account in determining ESOP Matching Contributions or Matching Contributions under Section 4.02(a) shall be reduced first.

      (b) In the event a Participant receives a distribution of excess Before-Tax Contributions pursuant to subsection (a), the Participant shall forfeit any ESOP Matching Contributions and Matching Contributions (plus income thereon determined as described in Section 5.03(d)) allocated to the Participant by reason of the distributed Before-Tax Contributions. Amounts forfeited shall be used to reduce future ESOP Matching Contributions or Matching Contributions made pursuant to Section 4.02(a). For purposes of determining the necessary forfeiture, ESOP Matching Contributions or Matching Contributions previously distributed pursuant to Section 5.03(b) or (c), whichever is applicable, shall be treated as forfeited under this Section 5.01.

      Sec. 5.02 Nondiscrimination Limitations on Certain Contributions.

      (a) Before-Tax Contribution Limitations. With respect to Before-Tax Contributions for any Plan Year, one of the following tests must be satisfied:

            (1) The Average Actual Deferral Percentage for Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for all other Eligible Employees for the preceding Plan Year multiplied by 1.25; or

            (2) The Average Actual Deferral Percentage for Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for all other Eligible Employees for the preceding Plan Year multiplied by two (2), provided that the Average Actual Deferral Percentage for such Highly Compensated Employees does not exceed the Average Actual Deferral Percentage for all other Eligible Employees by more than two (2) percentage points.

      (b) After-Tax Employee and Matching Contribution Limitations. With respect to After-Tax Employee and Matching Contributions for any Plan Year, one of the following tests must be satisfied:

            (1) The Average Contribution Percentage for Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for all other Eligible Employees for the preceding Plan Year multiplied by 1.25; or

            (2) The Average Contribution Percentage for Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for all other Eligible Employees for the preceding Plan Year multiplied by two (2), provided that the Average Contribution Percentage for such Highly Compensated Employees does not exceed the Average Contribution Percentage for all other Eligible Employees by more than two (2) percentage points.

      (c) ESOP Matching Contribution Limitations. With respect to ESOP Matching Contributions for any Plan Year, one of the following tests must be satisfied:

            (1) The Average Contribution Percentage for Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the Average

Contribution Percentage for all other Eligible Employees for the preceding Plan Year multiplied by 1.25; or

            (2) The Average Contribution Percentage for Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for all other Eligible Employees for the preceding Plan Year multiplied by two (2), provided that the Average Contribution Percentage for such Highly Compensated Employees does not exceed the Average Contribution Percentage for all other Eligible Employees by more than two (2) percentage points.

      (d) Aggregate Limitation. For any Plan Year in which both the limitations in Sections 5.02(a)(1) and (b)(1) are exceeded, the sum of the Average Actual Deferral Percentage and the Average Contribution Percentage for Eligible Employees who are Highly Compensated Employees (determined after adjustments are made under Sections 5.03(a) and (b) for purposes of satisfying the limitations described in Sections 5.02(a) and (b)) shall not exceed the greater of:

            (1) the sum of (A) the greater of the Average Actual Deferral Percentage or the Average Contribution Percentage for all other Eligible Employees multiplied by 1.25, plus (B) the lesser of (i) two (2) multiplied by the lesser of the Average Actual Deferral Percentage or the Average Contribution Percentage for all other Eligible Employees, or (ii) two percent (2%) plus the lesser of the Average Actual Deferral Percentage or the Average Contribution Percentage for all other Eligible Employees; or

            (2) the sum of (A) the lesser of the Average Actual Deferral Percentage or the Average Contribution Percentage for all other Eligible Employees multiplied by 1.25, plus (B) the lesser of (i) two (2) multiplied by the greater of the Average Actual Deferral Percentage or the Average Contribution Percentage for all other Eligible Employees, or (ii) two percent (2%) plus the greater of the Average Actual Deferral Percentage or the Average Contribution Percentage for all other Eligible Employees.

      (e) For purposes of subsections (a) through (d), this Plan shall be aggregated and treated as a single plan with other plans maintained by the Employer or an Affiliated Company to the extent that this Plan is aggregated with any such other plan for purposes of satisfying section 410(b) (other than section 410(b)(2)(A)(ii)) of the Code.

      (f) The determination and treatment of the Before-Tax Contributions, After-Tax Employee Contributions, ESOP Matching Contributions, Matching Contributions, Actual Deferral Percentage and Contribution Percentage of any Employee shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

      (g) In accordance with Treasury regulations, the Employer may elect to apply subsections (a) through (d) based upon the Plan Year rather than the preceding Plan Year.


      Sec. 5.03 Correction of Discriminatory Contributions.

      (a) (1) Should the nondiscrimination tests of Section 5.02(a) not be satisfied with respect to Before-Tax Contributions for any Plan Year, the "Excess Contributions" (as defined in paragraph (a)(3), below) shall be distributed from the Before-Tax Contribution Account of the Highly Compensated Employee with the greatest amount of Before-Tax Contributions for the Plan Year or until the Before-Tax Contributions of such Highly Compensated Employee is equal to the Before-Tax Contributions made by the Highly Compensated Employee with the next greatest amount of Before-Tax Contributions for the Plan Year. This process shall be repeated until all Excess Contributions have been distributed.

            (2) Before-Tax Contributions that must be distributed pursuant to paragraph (a)(1) shall be distributed (A) first, by distributing Before-Tax Contributions not taken into account in determining ESOP Matching Contributions or Matching Contributions under Section 4.02(a), and (B) then, by distributing Before-Tax Contributions not described in (A) within twelve (12) months of the close of the Plan Year with respect to which the distribution applies and the provisions of Section 5.01(b) regarding the forfeiture of related ESOP Matching Contributions or Matching Contributions shall apply. For purposes of determining the Excess Contributions, Before-Tax Contributions previously distributed pursuant to Section 5.01 shall be treated as distributed under this Section 5.03(a). Notwithstanding the foregoing, at the election of the Named Fiduciary-Plan Administration and in accordance with rules uniformly applicable to all affected Participants, the Actual Deferral Percentage reduction described in this Section may be accomplished, in whole or in part, by recharacterizing excess Before-Tax Contributions as After-Tax Employee Contributions, to the extent permitted under applicable Treasury Regulations, not later than two and one-half (2-1/2) months following the close of the Plan Year for which the Before-Tax Contributions were made.

            (3) For purposes of this Section 5.03(a), "Excess Contributions" shall be an amount determined by multiplying the Compensation of Eligible Employees who are Highly Compensated Employees for the Plan Year by the difference between (A) the Average Actual Deferral Percentage for such Highly Compensated Employees for such Plan Year and (B) the highest Average Actual Deferral Percentage that would have permitted the Plan to satisfy the nondiscrimination test of Section 5.02(a) or (d), as determined in accordance with sections 401(k) and 401(m) of the Code and applicable Treasury Regulations.

      (b) (1) Should the nondiscrimination tests of Section 5.02(b) not be satisfied with respect to After-Tax Contributions and Matching Contributions for any Plan Year, the "Excess Aggregate Contributions" (as defined in paragraph
(b)(3), below) shall be distributed from the After-Tax Contribution Account or Matching Contribution Account of the Highly Compensated Employee with the greatest amount of After-Tax Contributions or Matching Contributions, whichever is applicable, for the Plan Year or until the After-Tax Contributions or

Matching Contributions, whichever is applicable, of such Highly Compensated Employee is equal to the After-Tax Contributions or Matching Contributions, whichever is applicable, made by or on behalf of the Highly Compensated Employee with the next greatest amount of After-Tax Contributions or Matching Contributions for the Plan Year. This process shall be repeated until all Excess Aggregate Contributions have been distributed.

            (2) After-Tax Contributions and Matching Contributions which must be distributed pursuant to paragraph (b)(1) shall be distributed, within twelve
(12) months of the close of the Plan Year with respect to which the distribution applies, (A) first, by distributing the Highly Compensated Employee's After-Tax Employee Contributions to the extent such contributions do not form the basis for determining the Employee's Matching Contributions under Section 4.02(a), (B) then, by distributing the Employee's excess Matching Contributions, and (C) then, by distributing the Highly Compensated Employee's After-Tax Employee Contributions not described in clause (A).

            (3) For purposes of this Section 5.03(b), "Excess Aggregate Contributions" shall be an amount determined by multiplying the Compensation of Eligible Employees who are Highly Compensated Employees for the Plan Year by the difference between (A) the Average Contribution Percentage for such Highly Compensated Employees for such Plan Year and (B) the highest Average Contribution Percentage that would have permitted the Plan to satisfy the nondiscrimination test of Section 5.02(b) or (d), as determined in accordance with section 401(m) of the Code and applicable Treasury Regulations.

      (c) (1) Should the nondiscrimination tests of Section 5.02(c) not be satisfied with respect to ESOP Matching Contributions for any Plan Year, the "Excess Aggregate Contributions" (as defined in paragraph (c)(3), below) shall be distributed from the ESOP Matching Contribution Account of the Highly Compensated Employee with the greatest amount of ESOP Matching Contributions for the Plan Year or until the ESOP Matching Contributions of such Highly Compensated Employee is equal to the ESOP Matching Contributions made on behalf of the Highly Compensated Employee with the next greatest amount of ESOP Matching Contributions for the Plan Year. This process shall be repeated until all Excess Aggregate Contributions have been distributed.

            (2) ESOP Matching Contributions which must be distributed pursuant to paragraph (c)(1) shall be distributed within twelve (12) months of the close of the Plan Year with respect to which the distribution applies.

            (3) For purposes of this Section 5.03(c), "Excess Aggregate Contributions" shall be an amount determined by multiplying the Compensation of Eligible Employees who are Highly Compensated Employees for the Plan Year by the difference between (A) the Average Contribution Percentage for such Highly Compensated Employees for such Plan Year and (B) the highest Average Contribution Percentage that would have permitted the Plan to satisfy the nondiscrimination test of Section 5.02(c), as determined in accordance with section 401(m) of the Code and applicable Treasury Regulations.


      (d) Any distribution, forfeiture or recharacterization of Before-Tax Contributions, After-Tax Employee Contributions, ESOP Matching Contributions or Matching Contributions necessary pursuant to subsections (a), (b) or (c) shall include a distribution, forfeiture or recharacterization of the income, if any, allocable to such contributions. Such income shall be equal to the sum of the allocable gain or loss for the Plan Year and shall be determined by the Named Fiduciary-Plan Administration in a manner uniformly applicable to all Participants and consistent with Treasury regulations.

      (e) For purposes of satisfying the nondiscrimination test described in
Section 5.02(d), the Matching Contributions and After-Tax Employee Contributions or ESOP Matching Contributions, as applicable, of all Highly Compensated Employees shall be reduced as described in subsections (b) and (c).

      (f) Notwithstanding anything in this Section to the contrary, for any Highly Compensated Employee who is an Active Participant in the Plan while simultaneously eligible to participate in any other qualified retirement plan maintained by the Employer or an Affiliated Company (excluding any such plan which is not permitted to be aggregated with the Plan pursuant to Treas. Reg. ss.1.401(k)-1(b)(3)(ii)(B) or ss.1.401(m)-1(b)(3)(ii)) under which the Employee has made employee contributions or elective deferrals, or is credited with employer matching contributions for the year, the Named Fiduciary-Plan Administration shall coordinate corrective actions under this Plan and such other plan for the year.

      Sec. 5.04 Annual Additions Limitations.

      (a) In no event shall the Annual Addition on behalf of any Participant for any Limitation Year exceed the lesser of:

            (1) $30,000 (or, if greater, one-fourth of the defined benefit dollar limit set forth in section 415(b)(l)(A) of the Code as in effect for the Limitation Year), or

            (2) twenty-five percent (25%) of such Participant's Compensation for the Limitation Year.

      The limitation referred to in Section 5.04(a)(2) shall not apply to any contribution for medical benefits within the meaning of section 401(h) or section 419A(f)(2) of the Code which is otherwise treated as an Annual Addition under section 415(l)(1) or 419A(d)(2) of the Code.

      If the amount otherwise allocable to the Account of a Participant would exceed the amount described above as a result of the reallocation of forfeitures, a reasonable error in estimating the Participant's Compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of section 402(g) of the Code) that may be made under the limitations of section 415 of the Code, or such other circumstances as permitted by law, the Named Fiduciary-Plan Administration shall determine which portion, if any, of such excess amount is attributable to the Participant's Before-Tax Contributions and/or After-Tax Employee Contributions and/or ESOP Matching Contributions (including excess shares allocated pursuant to Section 4.08(b)(4)), and/or Matching Contributions, if any, until such amount has been exhausted. To the extent any portion of a Participant's Before-Tax Contributions or After-Tax Employee Contributions are determined to be excess under this Section, such Before-Tax Contributions and/or After-Tax Employee Contributions, with income thereon, shall be returned to the Participant as soon as administratively practicable. To the extent any portion of the ESOP Matching Contributions (including excess shares allocated pursuant to Section 4.08(b)(4)) and/or Matching Contributions allocable to a Participant are determined to be excess under this Section, while the Participant remains a Covered Employee, his excess ESOP Matching Contributions (including excess shares allocated pursuant to Section 4.08(b)(4)) and/or Matching Contributions shall be held in a suspense account (which shall share in investment gains and losses of the Fund) by the Trustee until the following Plan Year (or any succeeding Plan Years), at which time such amounts shall be allocated to the Participant's Account before any ESOP Matching Contributions (including excess shares allocated pursuant to Section 4.08(b)(4)) and/or Matching Contributions are made on his behalf for the Plan Year. When the Participant ceases to be a Covered Employee, his excess ESOP Matching Contributions (including excess shares allocated pursuant to Section 4.08(b)(4)) and/or Matching Contributions held in the suspense account shall be allocated in the following Plan Year (or any succeeding Plan Years) to the Accounts of other Participants in the Plan. Furthermore, the Named Fiduciary-Plan Administration shall perform any other actions as may be necessary to preserve the Plan's status as a qualified plan.

      (b) In no event shall the amount allocated to the Account of any Participant for any Limitation Year beginning prior to January 1, 2000 cause the sum of the "defined contribution fraction" and the "defined benefit fraction," as such terms are defined in section 415(e) of the Code, to exceed 1.0, or such other limitation as may be applicable under section 415 of the Code with respect to any combination of qualified plans without disqualification of any such plan. In the event that the amount tentatively available for allocation to the Account of any Participant in any Limitation Year exceeds the maximum amount permissible hereunder, benefits under the defined benefit plan or plans in which the Participant is participating shall be adjusted to the extent necessary to satisfy the requirements of section 415(e) of the Code.

      Notwithstanding anything in this subsection (b) to the contrary, if the Plan satisfied section 415 of the Code as in effect for the last Limitation Year beginning prior to January 1, 1987, an amount shall be subtracted permanently from the numerator of the defined contribution fraction (not exceeding such numerator) as prescribed by the Secretary of the Treasury so that the sum of the defined benefit and defined contribution fractions computed under section 415(e)(1) of the Code as amended effective January 1, 1987 does not exceed 1.0 for such Limitation Year.

                                   ARTICLE VI

                     INVESTMENT AND VALUATION OF TRUST FUND;
                             MAINTENANCE OF ACCOUNTS

      Sec. 6.01 Investment of Assets. All existing assets of the Trust Fund and all future contributions shall be invested by the Trustee in accordance with the terms of the Trust Agreement. All assets of the Trust Fund may be commingled for investment purposes with the assets of any retirement plan which is maintained by the Company or an Affiliated Company and which qualifies under section 401(a) of the Code and may be held as a single fund under one or more trust instruments, provided that the value of each plan's assets can be determined at any time. The assets allocable to each such plan shall in no event be used for the benefit of participants in the other plans.

      Sec. 6.02 Participant Investment Direction. The available Investment Funds are as follows:

      (a) UPR Fixed Income Fund - a fixed income fund invested and reinvested in
(1) guaranteed investment contracts issued by insurance companies or banks, (2) fixed income securities, including corporate debt securities (excluding any such securities of the Company or any Affiliated Company), U.S. Treasury and Government agency obligations, bank obligations and commercial paper (excluding any such paper of the Company or any Affiliated Company) or mutual funds invested in such securities (including any such securities of the Company or any Affiliated Company) or repurchase agreements collateralized by such securities (including any such securities of the Company or any Affiliated Company); and
(3) investments in money market instruments or money market funds, with the quantitative and qualitative composition of the Fund to be determined by the Named Fiduciary-Plan Investments;

      (b) Vanguard Index Trust 500 Portfolio - a diversified fund invested and reinvested in shares of (1) stock (excluding any shares of the Union Pacific Corporation) or (2) stock mutual funds (including mutual funds that invest in shares of stock of the Union Pacific Corporation) and designed to replicate the investment performance of the Standard & Poor's 500 Composite Stock Price Index, with the quantitative and qualitative composition of the fund to be determined by the Named Fiduciary-Plan Investments;

      (c) Union Pacific Common Stock Fund - a fund invested and reinvested entirely in shares of common stock of Union Pacific Corporation but to include such money market instruments or money market funds as are necessary or appropriate to administer the Fund, with the quantitative and qualitative composition of the Fund to be determined by the Named Fiduciary-Plan Investments;

      (d) Vanguard Bond Market Fund - a diversified fixed income fund invested and reinvested with the objective of matching the total return of the Salomon Brothers Broad Investment-Grade Bond Index;

      (e) Vanguard Money Market Reserves - Prime Portfolio - a diversified money market investment fund invested and reinvested in high quality certificates of deposit, bankers' acceptances, commercial paper, U.S. Government securities, and other short-term obligations with the objective of preserving principal while producing income;

      (f) Wellington Fund - a diversified fund invested and reinvested in both equities and fixed income securities with the objectives of conserving principal, generating reasonable income returns and obtaining profits without undue risks;

      (g) Vanguard World Fund - U.S. Growth Portfolio - a diversified equity fund invested and reinvested in shares of stock with above-average growth potential;

      (h) Vanguard World Fund - International Growth Portfolio - a diversified equity fund invested and reinvested in shares of stock in companies based outside the United States with the objective of producing long-term growth; and

      (i) UPR Common Stock Fund - a fund invested and reinvested entirely in shares of Common Stock but to include such money market instruments or money market funds as are necessary or appropriate to administer the Fund, with the quantitative and qualitative composition of the Fund to be determined by the Named Fiduciary-Plan Investments.

      The Trustee may temporarily hold cash or make short-term investments in any of the Investment Funds or any commingled fund maintained by the Trustee pending ultimate investment as contemplated above.

      Sec. 6.03 Investment Elections. Each Participant upon becoming such shall direct in writing, on a form and at the time or times prescribed by the Named Fiduciary-Plan Administration, the percentage, in whole integer multiples of five percent (5%) of (a) the aggregate amount of his Before-Tax Contributions and After-Tax Employee Contributions and (b) the amount of his Rollover Contributions, to be invested in any one or more of the available Investment Funds (but not the Union Pacific Common Stock Fund or the UPR Common Stock
Fund), subject to such limitations as the Named Fiduciary-Plan Administration may prescribe. In addition, (a) a Participant's PAYSOP Contribution Account, (b) Matching Contributions made on behalf of a Participant on or after March 1, 1996 and (b) ESOP Matching Contributions (including excess shares allocated pursuant to Section 4.08(b)(4)) made on behalf of a Participant, will be invested exclusively in the UPR Common Stock Fund subject to such limitations as the Named Fiduciary-Plan Administration may prescribe.

      Sec. 6.04 Change of Election. Each Participant may change his investment election pursuant to this Section, daily, by making a new election within the limits prescribed by Section

6.03 in such form, at such time in advance, and in accordance with other procedures and subject to such restrictions as the Named Fiduciary-Plan Administration or its delegate may prescribe.

      Sec. 6.05 Transfers Between Investment Funds.

      (a) Each Participant or Beneficiary of a deceased Participant may elect to transfer all or a portion, in whole integer multiples of five percent (5%) or in flat dollar amounts, of his interest in any Investment Fund, determined as of the Valuation Date immediately preceding such transfer, to any other available Investment Fund at the time or times prescribed by the Named Fiduciary-Plan Administration, by making a transfer election in such form and at such time in advance as the Named Fiduciary-Plan Administration may prescribe; provided, however, that

            (1) no amounts attributable to a Participant's Before-Tax Contribution Account, After-Tax Employee Contribution Account, Employee Contribution Account or Rollover Account may be transferred to the Union Pacific Common Stock Fund or the UPR Common Stock Fund;

            (2) no amounts attributable to a Participant's Account may be transferred to the Union Pacific Common Stock Fund; and

            (3) no amounts attributable to (A) Matching Contributions (including earnings thereon) made to the UPR Common Stock Fund on or after March 1, 1996 or
(B) ESOP Matching Contributions (including excess shares allocated pursuant to Section 4.08(b)(4)) may be transferred to any other Investment Fund; provided, however, that Matching Contributions (including earnings thereon) made prior to March 1, 1996 may be transferred to any available Investment Fund other than the Union Pacific Common Stock Fund.

Each Participant or Beneficiary of a deceased Participant may elect to transfer all or a portion of his interest in any Investment Fund, as described above, daily. Transfers between Investment Funds under this Section 6.05 shall be subject to such further limitations and restrictions as may be imposed by the Named Fiduciary-Plan Administration or any insurance company contract or other instrument governing investments in any Investment Fund. A Participant or Beneficiary of a deceased Participant shall not be permitted to change the Investment Fund in which the Participant's PAYSOP Contribution Account is invested, except as provided in subsection (b).

      (b) A "Qualified Participant" may elect within ninety (90) days after each December 31 Valuation Date in the "Qualified Election Period" to direct the reinvestment to Investment Funds other than the UPR Common Stock Fund of up to the number of shares of Common Stock in his PAYSOP Contribution Account to which this election applies as of such Valuation Date as determined in accordance with this Section. Upon receipt of such an election from a Qualified Participant, the Named Fiduciary-Plan Administration shall direct the Trustee to reinvest, within ninety (90) days after the end of the Participant's 90-day election period, the number of shares of Common Stock the Participant has elected to reinvest in accordance with such election. The maximum number of shares of Common Stock which a Qualified Participant may elect to reinvest as of any December 31 Valuation Date during his Qualified Election Period shall be that number of such shares (rounded to the nearest whole number) which is equal to the result determined by the formula (25% x (A + B)) - B, when A is the number of shares of Common Stock which are allocated to his Account as of that Valuation Date and B is the number of shares of Common Stock, if any, previously reinvested by the Participant pursuant to this Section, provided that for purposes of determining such maximum number of shares for the last December 31 Valuation Date in a Qualified Election Period, fifty percent (50%) shall be substituted for twenty-five percent (25%). For purposes of this Section, the following terms shall have the following meaning:

            (1) "Qualified Election Period" shall mean the six-Plan-Year period beginning with the Plan Year in which the Participant first becomes a Qualified Participant.

            (2) "Qualified Participant" shall mean any Participant who has completed at least ten (10) years of participation in the Plan and has attained age 55. For purposes of this definition, "year of participation" shall mean a Plan Year for which an employer contribution or forfeiture was allocated to the Participant's PAYSOP Contribution Account. (A year of participation shall be considered to have been completed only on the day following the last day in such Plan Year.)

      (c) A "Qualified Participant" may also elect to direct the reinvestment to Investment Funds other than the UPR Common Stock Fund with respect to Leveraged Shares allocated to his ESOP Matching Contribution Account pursuant to Section 4.08(b). Such reinvestment shall be made in a manner consistent with procedures and limitations applicable to section 6.05(b) except that "Qualified Participant" for these purposes shall mean any Participant who, commencing on or after the Effective Date, has completed at least ten (10) years of participation in the ESOP feature of this Plan (i.e., has been an Eligible Employee with respect to ESOP Matching Contributions) and has attained age 55.

      Sec. 6.06 Loan Funds. Notwithstanding anything in this Article to the contrary, the provisions of Sections 6.02 through 6.05 shall not apply to a Participant's Accounts in a Loan Fund established pursuant to Article IX.

      Sec. 6.07 Individual Accounts. There shall be maintained on the books of the Plan with respect to each Participant, as applicable, a Before-Tax Contribution Account, an After-Tax Employee Contribution Account, an ESOP Matching Contribution Account, a Matching Contribution Account, a Company Contribution Account, an Employee Contribution Account, a PAYSOP Contribution Account and a Rollover Account. Each such Account shall separately reflect the Participant's interest in each Investment Fund relating to such Account. Each Participant shall receive, at least annually, a statement of his Account showing the balances in each Investment Fund. A Participant's interest in any Investment Fund shall be determined and accounted for based on his beneficial interest in any such fund, and no Participant shall have any interest in or rights to any specific asset of any Investment Fund.

      Sec. 6.08 Allocation of Earnings and Losses.

      (a) The dividends, capital gains distributions, and other earnings received on any share or unit of an Investment Fund that is specifically credited or earmarked to a Participant's Account under the Plan in accordance with the directed investment provisions of this Article VI shall be allocated to such Account and immediately reinvested, to the extent practicable, in additional shares or units of such Investment Fund, except that dividends credited to the Union Pacific Common Stock Fund shall be reinvested in the UPR Fixed Income Fund.

      (b) Any Plan earnings or losses attributable to the investment of a Participant's Accounts under the Plan in a loan to the Participant under Article IX shall be allocated to the Participant's Accounts in accordance with Section 9.02(g).

      (c) To the extent not otherwise provided in subsection (a) or (b) above, the assets of each Investment Fund shall be valued by the Trustee at their current fair market value as of each Valuation Date, and the earnings and losses of the Investment Fund since the immediately preceding Valuation Date shall be allocated to the Accounts of all Participants with interests in that Investment Fund in the ratio that the fair market value of each such interest as of the immediately preceding Valuation Date, reduced by any distributions or withdrawals therefrom since such preceding Valuation Date, bears to the total fair market value of all such interests as of the immediately preceding Valuation Date, reduced by any distributions or withdrawals therefrom since such preceding Valuation Date. Notwithstanding the foregoing, in valuing any Investment Fund, the Trustee shall consider any valuation rules imposed by any investment held by such Investment Fund. Further, with respect to the Union Pacific Common Stock Fund and the UPR Common Stock Fund, the Trustee shall value transactions with regard to the execution prices realized on stock in the respective Funds whenever the Named Fiduciary-Plan Investments in its discretion has determined that extraordinary activity in the underlying stock in the respective Funds on a Valuation Date could adversely impact a Participant or the Union Pacific Common Stock Fund or the UPR Common Stock Fund in its entirety.

      Sec. 6.09 Allocation to Individual Accounts. The Accounts of each Participant shall be adjusted as of each Valuation Date by (a) reducing such Accounts by any payments made therefrom since the preceding Valuation Date, and then (b) increasing or reducing such Accounts by the Participant's allocable share of earnings and losses, determined pursuant to Section 6.08, and reasonable fees charged against such Accounts at the direction of the Named Fiduciary-Plan Investments reflecting the expense of administering Participant investment elections since the preceding Valuation Date, and (c) crediting such Accounts with any contributions made thereto since the preceding Valuation Date.

      Sec. 6.10 Valuation for Distribution. For the purposes of paying the amounts to be distributed to a Participant or Beneficiary pursuant to Article VIII, the value of the Participant's interest shall be determined in accordance with the provisions of this Article as of the Valuation Date related to the Benefit Payment Date.

      Sec. 6.11 Exercise of Common Stock Voting Rights.

      (a) Each Participant or Beneficiary of a deceased Participant shall have the right to direct the Trustee as to the exercise of voting rights with respect to Common Stock and shares of Union Pacific Corporation stock, including fractional shares, allocated to such Participant's Account (other than his PAYSOP Contribution Account). As soon as practicable prior to the occasion for the exercise of such voting rights, the Trustee shall deliver or cause to be delivered to each Participant and Beneficiary of a deceased Participant all notices, prospectuses, financial statements, proxies and proxy soliciting material relating to Common Stock and shares of Union Pacific Corporation stock allocated to the Participant's Account. Instructions by Participants and Beneficiaries to the Trustee shall be in such form and pursuant to such regulations as the Named Fiduciary-Plan Administration shall prescribe. Any such instructions shall remain in the strict confidence of the Trustee. Any shares of Union Pacific Corporation stock for which no instructions are received by the Trustee within such time specified by notice and any shares which are not allocated to Participants' Accounts shall be voted by the Trustee in the same proportion that the shares for which instructions are received are voted. Any shares of Common Stock for which no instructions are received by the Trustee within such time specified by notice and any shares which are not allocated to Participants' Accounts (including, but not limited to, shares in the Suspense Account and Pre-Allocation Account) shall be voted by the Trustee in the manner directed by the independent fiduciary appointed by the Named Fiduciary-Plan Investments and, if no independent fiduciary has been so appointed, then by the Named Fiduciary-Plan Investments. With respect to fractional shares for which instructions are received by the Trustee, the Trustee shall aggregate all such fractional shares for which the same instructions are received into whole shares and shall vote such whole shares as instructed. Any remaining fractional shares shall be voted by the Trustee in the same proportion that the shares for which instructions are received are voted.

      (b) Each Participant or Beneficiary of a deceased Participant shall have the right to direct the Trustee as to the exercise of voting rights with respect to the Common Stock, including fractional shares, allocated to the Participant's PAYSOP Contribution Account. As soon as practicable prior to the occasion for the exercise of such voting rights, the Trustee shall deliver or cause to be delivered to each such Participant and Beneficiary all notices, prospectuses, financial statements, proxies and proxy soliciting materials relating to the Common Stock allocated to the Participant's PAYSOP Contribution Account. Instructions by Participants and Beneficiaries to the Trustee shall be in such form and pursuant to such regulations as the Named Fiduciary-Plan Administration shall prescribe. Any such instructions shall remain in the strict confidence of the Trustee. Any shares or fractional shares of Common Stock for which no instructions are received by the Trustee within such time specified by notice shall not be voted. With respect to fractional shares for which instructions are received by the Trustee, the Trustee shall aggregate all such fractional shares for which the same instructions are received into whole shares and shall vote such whole shares as instructed. Any remaining fractional shares shall not be voted.

      Sec. 6.12 Tender Offer Response on Common Stock.

      (a) In the event of a tender offer for any Common Stock or shares of Union Pacific Corporation stock held in the Plan, the Trustee shall as promptly as practicable request of each Participant or Beneficiary of a deceased Participant instructions as to the tender offer response desired by that Participant or Beneficiary in connection with the shares of Common Stock or shares of Union Pacific Corporation stock allocated to the Account of such Participant or Beneficiary (other than shares allocated to this PAYSOP Contribution Account) and the Trustee shall be bound by the instructions received. Any such instructions shall remain in the strict confidence of the Trustee. With respect to shares of Union Pacific Corporation stock, the Trustee shall not tender (1) shares held for a Participant or Beneficiary who fails to give instructions or
(2) shares which are not allocated to Participants' Accounts. With respect to shares of Common Stock, the Trustee shall tender (1) all allocated shares for which no instructions are given and (2) all unallocated shares (including, but not limited to, shares held in the Suspense Account or the Pre-Allocation Account) in the manner directed by the independent fiduciary appointed by the Named Fiduciary-Plan Investments and, if no independent fiduciary has been so appointed, then by the Named Fiduciary-Plan Investments. With respect to fractional shares for which instructions are received by the Trustee, the Trustee shall aggregate all such fractional shares for which instructions to tender are received into whole shares and shall tender such whole shares as instructed. Any remaining fractional shares shall not be tendered.

      (b) In the event of a tender offer for any Common Stock held in the Plan, the Trustee shall as promptly as possible request of each Participant or Beneficiary of a deceased Participant instructions as to the tender offer response desired by that Participant or Beneficiary in connection with the shares of Common Stock allocated to the PAYSOP Contribution Account of the Participant and the Trustee shall be bound by the instructions received. Any such instructions shall remain in the strict confidence of the Trustee. The Trustee shall not tender shares held in a PAYSOP Contribution Account for a Participant or Beneficiary who fails to give instructions. With respect to fractional shares for which instructions are received by the Trustee, the Trustee shall aggregate all such fractional shares for which instructions to tender are received into whole shares and shall tender such whole shares as instructed. Any remaining fractional shares shall not be tendered.

      Sec. 6.13 Voting and Tender of Mutual Fund Shares. To the extent that shares of one or more of the regulated investment companies offered by The Vanguard Group, Inc. (the "Vanguard Funds") are allocated to Participants'

Accounts, the Trustee shall vote or tender such shares solely in accordance with written instructions furnished to it by each Participant (or Beneficiary of a deceased Participant); provided that the Trustee shall be responsible for delivery to each Participant (or Beneficiary of a deceased Participant) of all notices, proxies and proxy soliciting materials related to any such shares of the Vanguard Funds. Any such instructions shall remain in the strict confidence of the Trustee. Shares, including fractional shares, for which voting or tender instructions are not received shall not be voted or tendered.

      Sec. 6.14 No Withdrawal of PAYSOP Contributions. Amounts which have been contributed to the Plan by the Employer as PAYSOP Contributions because of the requirements of section 41 of the Code shall remain in the Plan (and, if allocated under the Plan shall remain so allocated) even if part or all of the tax credit under section 41 of the Code is recaptured or redetermined.

                                   ARTICLE VII

                                     VESTING

      Sec. 7.01 Full and Immediate Vesting. A Participant, at all times, shall have a fully (100%) vested and nonforfeitable interest in the balance of his Before-Tax Contribution Account, After-Tax Employee Contribution Account, PAYSOP Contribution Account, Employee Contribution Account, Rollover Account, and, with respect to Employer contributions made on or after the Effective Date, his ESOP Matching Contribution Account or, subsequent to the repayment of the Acquisition Loan, his Matching Contribution Account.

      Sec. 7.02 Vesting of Company Contribution Account and Matching Contribution Account.

      (a) A Participant's interest in his Company Contribution Account and his Matching Contribution Account shall vest based on his Years of Service in accordance with the following schedule:

                   Years of                       Vested Percentage
                   --------                       -----------------

                  Less than 5                            0%
                   5 or more                           100%

      Notwithstanding the foregoing, a Participant will become fully (100%) vested upon (1) his Retirement, (2) his attainment of Normal Retirement Age while an Employee, (3) his death while an Employee, (4) the Named Fiduciary-Plan Administration's determination that he has suffered a Total Disability while an

Employee, provided that, prior to July 1, 1983, the Participant was not receiving benefits under the Long Term Disability Plan, a disability pension under the Pension Plan for Non-Exempt Salaried and Hourly Employees of Union Pacific Resources Company, as amended, or benefits under the Union Pacific Resources Company Long Term Disability Plan for the Corpus Christi Texas Refinery, or (5) his Separation from Service, if, at the time of such separation, contributions to the Plan required to be made by the Employer have been temporarily suspended in whole or in part. In addition, a Participant shall be one hundred percent (100%) vested in his Company Contribution Account and Matching Contribution Account during any period with respect to which Matching Contributions have been temporarily suspended in whole or in part, but only to the extent that such Accounts are attributable to contributions made on behalf of such Participant by the Employer for periods beginning prior to the beginning of such temporary suspension.

      (b) Notwithstanding the above, a Participant who ceased to be an Employee on March 31, 1994 and became an Employee of Tidelands Oil Production Company on April 1, 1994 is fully (100%) vested in his Company Contribution Account and Matching Contribution Account.

      Sec. 7.03 Effects of Break in Service.

      (a) Except as provided in subsection (c), if a Participant had a vested interest in any of his Accounts (other than his Rollover Account, After-Tax Employee Contribution Account, or Employee Contribution Account) at the time he incurred a Break in Service, his pre-break Years of Service shall be aggregated with the Years of Service he completes after the Break in Service for purposes of determining his vested percentage under Section 7.02.

      (b) Except as provided in subsection (c) or in Section 3.01(c), if a Participant or Employee had no vested interest in any of his Accounts (other than his Rollover Account, After-Tax Employee Contribution Account, or Employee Contribution Account) at the time he incurred a Break in Service, his pre-break Years of Service shall be counted in determining his vested percentage under
Section 7.02 after his Reemployment Commencement Date if he again completes an Hour of Service at a time when his consecutive Breaks in Service do not equal or exceed the greater of (1) five (5) or (2) the number of Years of Service he had to his credit prior to his Break in Service. Otherwise, such Participant's pre-break Years of Service shall be canceled.

      (c) Notwithstanding the above, a Participant's Years of Service after any Break in Service shall not increase his vested interest in his pre-break Account balance unless the Participant again completes an Hour of Service prior to incurring five (5) consecutive Breaks in Service and only if his pre-break Account balance is restored as described in Section 7.04, if the vested amount was previously distributed.

      Sec. 7.04 Forfeiture of Nonvested Amounts and Restoration Upon
Reemployment.


      (a) The Account of a Participant who has had a Separation from Service shall be closed, and the forfeitable amount held therein shall be forfeited on the earlier of:

            (1) the date on which he receives a distribution of his entire vested interest in his Account, which is less than one hundred percent (100%); or

            (2) the date on which he incurs his fifth consecutive Break in Service.

      (b) Amounts forfeited from a Participant's Account under subsection (a) shall be used to reduce future ESOP Matching Contributions or Matching Contributions made pursuant to Section 4.02(a).

      (c) If a Participant who has received a distribution described in paragraph (a)(1) of this Section, whereby any part of his Account has been forfeited, again becomes a Covered Employee prior to incurring five (5) consecutive Breaks in Service, the amount so forfeited shall be restored to his Account. Amounts restored under this subsection shall be funded through current forfeitures or additional contributions by the Participant's Employer.

      (d) If a Participant does not again become a Covered Employee before he has had five (5) consecutive Breaks in Service, the amount forfeited under subsection (a) shall not be restored to his Account under any circumstances.

      Sec. 7.05 Vesting Following In-Service Withdrawals or Payment in Installments. If a Participant has received a distribution described in Section 8.03, 8.04(a)(2) or 8.04(a)(3) from his Matching Contribution Account or his Company Contribution Account at a time when he has less than a one hundred percent (100%) vested interest in such Accounts, his vested interest in such Accounts at all times prior to the date on which he incurs his fifth consecutive Break in Service, shall be an amount "X" determined by the formula X=P(AB+(RxD))
- (RxD), when:

"P"   =     the Participant's vested percentage as determined under Section 7.02 on the date of reference.

"AB"  =     the balance, as of the date of reference, of the Participant's
            Matching Contribution Account and Company Contribution Account.

"D"   =     the amount of the distribution.

"R"   =     the ratio of AB to the balance, immediately following the
            distribution, of the Participant's Matching Contribution Account and Company Contribution Account.

In the event that the Participant has received more than one such distribution,

his vested interest in such Accounts shall be an amount "X(n)" determined by the formula
X(n)=P[AB+((R(1)xD(1))+(R(2)xD(2))+...+(R(n)xD(n))]-[(R(1)xD(1))+(R(2)xD(2))+...
+(R(n)xD(n))],
when D(1) is the amount of the first such distribution, D(2) is the amount of the second such distribution, and so forth, and R(1) is the ratio of AB to the balance of the appropriate Accounts immediately following the first distribution, R(2) is the ratio of AB to the balance of the appropriate Accounts immediately following the second distribution, and so forth.

      Immediately after the Participant has five (5) consecutive Breaks in Service, his vested interest in his Matching Contribution Account and his Company Contribution Account determined under this Section, if in excess of zero, shall be established as a separate account, and he shall at all times have a vested interest therein. If the Participant is later reemployed as a Covered Employee, any allocations of Matching Contributions to him shall be credited to a new account, and his vested interest therein shall be determined under Section 7.02.

                                  ARTICLE VIII

                              BENEFIT DISTRIBUTIONS

      Sec. 8.01 Death Benefits. Subject to Section 8.06 and Section 9.02(h), in the event of a Participant's death before his Benefit Payment Date, his Beneficiary shall be entitled to receive a death benefit equal to the vested portion of the balance of his Account determined as of the Valuation Date related to the Benefit Payment Date for the Participant's Beneficiary (which Valuation Date shall be selected by the Named Fiduciary-Plan Administration and shall not be earlier than the Valuation Date coincident with or next following the Participant's date of death (or the Beneficiary's request for payment for deaths occurring prior to January 1, 1993) nor later than the Valuation Date coincident with or next preceding the Benefit Payment Date). With respect to deaths occurring on or after January 1, 1993, such death benefit shall be paid to the Participant's Beneficiary as soon as administratively practical after the Participant's death with or without the Beneficiary's request for payment.

      Sec. 8.02 Benefits Upon Separation from Service. Subject to Section 8.06 and Section 9.02(h), the Plan benefit payable to a Participant upon such Participant's Separation from Service for reasons other than death shall be equal to the vested portion of the balance of his Account, determined as of the Valuation Date related to the Benefit Payment Date for the Participant (which Valuation Date shall be selected by the Named Fiduciary-Plan Administration and shall not be earlier than the Valuation Date coincident with or next following the Participant's Separation from Service nor later than the Valuation Date coincident with or next preceding the Benefit Payment Date). Payment of such benefit shall begin as soon as practicable after the Separation from Service first above mentioned; provided, however, that in the case of a Participant whose vested Account balance exceeds $3,500 (or, in the case of a Participant who has not reached Normal Retirement Age, has ever exceeded $3,500 at the time of any prior distribution), no distribution shall begin at such time without the written consent of the Participant. If the Participant does not so consent, then distribution will be deferred until any subsequent date elected by the Participant in writing pursuant to such procedures as the Named Fiduciary-Plan Administration may impose, but not later than (a) the date he attains Normal Retirement Age if the Participant has a Separation from Service prior to Retirement or (b) the date he reaches his Required Beginning Date, if the Participant has Retired, in which case the value of the vested balance of his Account shall be determined as of the Valuation Date related to his Benefit Payment Date (which Valuation Date shall be selected by the Named Fiduciary-Plan Administration and shall not be earlier than the Valuation Date coincident with or next following the date the Participant consents to the distribution nor later than the Valuation Date coincident with or next preceding the Benefit Payment Date). A Participant's election to commence payment prior to the date he attains Normal Retirement Age must be made within the ninety (90) day period ending on the Benefit Payment Date elected by the Participant and in no event earlier than the date the Named Fiduciary-Plan Administration provides the Participant with written information relating to his right to defer payment until his Normal Retirement Age, the modes of payment available to him, the relative values of each and his right to make a direct rollover as described in Section 8.10. Such information must be supplied not less than thirty (30) days nor more than ninety (90) days prior to the Benefit Payment Date. Notwithstanding the preceding sentence, a Participant's Benefit Payment Date may occur less than thirty (30) days after such information has been supplied to the Participant, provided that after the Participant has received such information and has been advised of his right to a thirty (30) day period to make a decision regarding the distribution, the Participant affirmatively elects a distribution.

      Sec. 8.03 Withdrawals. A Participant may request a withdrawal from his Account in accordance with the following rules:

      (a) Non-Hardship Withdrawals. As of any Valuation Date, each Participant shall have the right to withdraw from the Plan all or a part of the amount described in paragraph (1), paragraph (2) or paragraph (3) below; provided, however, that the Participant has not withdrawn any amount under this subsection
(a) within the twelve (12) month period preceding such Valuation Date.

            (1) Type A Withdrawal. Under a Type A withdrawal, a Participant may withdraw, in whole integer multiples of one percent (1%) or a flat dollar amount, all or a part of his Employee Contribution and After-Tax Employee Contribution Accounts to the extent attributable to contributions made to such Accounts prior to January 1, 1987, and from his Company Contribution, Matching Contribution and ESOP Matching Contribution Accounts, to the extent vested (but the last source of funds will be post-February 29, 1996 Matching Contributions and then ESOP Matching Contributions); provided that the aggregate withdrawal under this paragraph (1) shall not exceed the amount of after-tax contributions made by the Participant prior to January 1, 1987 which had not been considered previously distributed to such Participant.

            (2) Type B Withdrawal. Under a Type B withdrawal, a Participant may withdraw the entire amount described in paragraph (1) above plus, in whole integer multiples of one percent (1%) or a flat dollar amount, all or a part of the Participant's After-Tax Employee Contribution Account, to the extent attributable to contributions made to such Account subsequent to December 31, 1986, but excluding After-Tax Employee Contributions which are recharacterized Before-Tax Contributions as described in Section 5.03(a)(2).

            (3) Type C Withdrawal. Under a Type C withdrawal, a Participant may withdraw the entire amount described in paragraphs (1) and (2) above, plus the Participant's entire remaining interest (in whole integer multiples of one percent (1%), or a flat dollar amount), if any, in his Employee Contribution and After-Tax Employee Contribution Accounts to the extent attributable to contributions made to such Accounts prior to January 1, 1987 plus, in whole integer multiples of one percent (1%), or a flat dollar amount, all or a part of the amount of his vested interest in his Company Contribution, Matching Contribution and ESOP Matching Contribution Accounts available for withdrawal under paragraph (e)(2) plus, in whole integer multiples of one percent (1%), or a flat dollar amount, or all or a part of the amount in his Rollover Account.

      (b) Hardship Withdrawals. As of any Valuation Date, each Participant shall have the right to make a withdrawal from the Plan on account of hardship; provided, however, that the Participant has not withdrawn any amount under this subsection (b) within the twelve (12) month period preceding such Valuation Date. If the Named Fiduciary-Plan Administration determines, on a uniform, nondiscriminatory basis, and on the basis of all relevant facts and circumstances, that a requested withdrawal is on account of an immediate and heavy financial need of the Participant, and the withdrawal is necessary to satisfy such financial need, the Named Fiduciary-Plan Administration shall permit the Participant to withdraw the amounts described in subsection (a), the vested portion of his Matching Contribution and ESOP Matching Contribution Accounts not available under subsection (a) (due to application of paragraph
(e)(2)), plus, subject to subsection (e), his Before-Tax Contribution Account and the remainder of his After-Tax Employee Contribution Account. Withdrawals pursuant to this subsection (b) shall be subject to the following additional rules:

            (1) A distribution shall be deemed to be on account of an immediate and heavy financial need of a Participant when the distribution is on account of:

                  (A) expenses for medical care described in section 213(d) of the Code incurred by the Participant, the Participant's spouse, or any dependents of the Participant as defined in section 152 of the Code (or the distribution is necessary for such persons to obtain such medical care);


                  (B) costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

                  (C) payment of tuition, room and board, and related educational fees for the next twelve (12) months of post-secondary education for the Participant, his spouse, children or dependents;

                  (D) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of his principal residence; or

                  (E) such other circumstances or events as may be prescribed by the Secretary of the Treasury or his delegate.

            (2) A withdrawal shall be deemed necessary to satisfy the financial need of a Participant if the amount of the withdrawal does not exceed the amount of the Participant's immediate and heavy financial need, including, at the election of the Participant, any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution. A distribution generally may be treated as necessary to satisfy a financial need if the Participant has obtained all currently permissible distributions (other than hardship distributions of elective deferrals) under this and all other qualified retirement plans maintained by the Employer and all Affiliated Companies and, unless Participant is age 59-1/2 or older on the date of withdrawal, the Named Fiduciary-Plan Administration relies on the

Participant's representation (unless the Named Fiduciary-Plan Administration has actual knowledge to the contrary) that the need cannot be relieved:

                  (A) through reimbursement or compensation by insurance or otherwise;

                  (B) by reasonable liquidation of the Participant's assets, to the extent such liquidation would not itself cause an immediate and heavy financial need;

                  (C) by cessation of Before-Tax and After-Tax Employee Contributions; or

                  (D) by borrowing from the Plan or another employer's plan or other commercial sources on reasonable commercial grounds, to the extent such loan would not itself cause an immediate and heavy financial need.

A Participant's resources shall include the resources of the Participant's spouse and minor children, to the extent that those resources are reasonably available to the Participant.

      (c) All withdrawals shall be made by filing a written request with the Named Fiduciary-Plan Administration on such form and at such times as the Named

Fiduciary-Plan Administration may prescribe.

      (d) All withdrawals shall be deemed to be made from the Investment Funds in which the affected Accounts of the Participant are then invested as elected by the Participant.

      (e) Notwithstanding anything in this Section to the contrary:

            (1) the aggregate amount of a Participant's withdrawals prior to age 59-1/2 from his Before-Tax Contribution Account and from the portion of his After-Tax Employee Contribution Account that is attributable to recharacterized Before-Tax Contributions as described in Section 5.03(a)(2) shall not exceed the balance of his Before-Tax Contribution Account determined as of December 31, 1988, plus the sum of his Before-Tax Contributions and the sum of his recharacterized Before-Tax Contributions made on and after January 1, 1989;

            (2) (i) a Participant's withdrawals under subsection (a) from his Matching Contribution and ESOP Matching Contribution Accounts may not include contributions allocated within twenty-four (24) months prior to the date of withdrawal, unless the Participant has completed five (5) Years of Participation;

                  (ii) a Participant's withdrawals under paragraph (a)(3) (i.e., a Type C Withdrawal) shall not include post-February 29, 1996 Matching Contributions or ESOP Matching Contributions (including excess shares allocated pursuant to Section 4.08(b)(4)), including earnings thereon;

                  (iii) a Participant's withdrawals under subsection (b) (i.e., Hardship Withdrawals) from his Matching Contribution or ESOP Matching Contribution Account shall be allowed, but only to the extent all other sources of Hardship Withdrawals have been exhausted other than his Before-Tax Contribution Account. Amounts allocated to the Participant's Matching Contribution Account shall be exhausted before withdrawals may be made from his ESOP Matching Contribution Account.

      (f) Withdrawals shall be made:

            (1) first, from amounts described in Section 8.03(a)(1);

            (2) then, from amounts described in Section 8.03(a)(2);

            (3) then, from amounts described in Section 8.03(a)(3);

            (4) then, from the remainder of his vested Matching Contribution Account;

            (5) then, from the remainder of his ESOP Matching Contribution Account; and


            (6) then, from the Participant's Before-Tax Contribution Account and the remainder of his After-Tax Employee Contribution Account.

      (g) All distributions of amounts withdrawn pursuant to this Section shall be made in the form of a single sum as soon as practicable following the Valuation Date as of which such withdrawal is made. Such distributions shall be in cash, provided that a Participant shall have the right to elect to take any withdrawal of amounts invested in the Union Pacific Common Stock Fund or the UPR Common Stock Fund, which are not withdrawn pursuant to subsection (b) for purposes of satisfying a hardship, in whole shares of stock, with any fractional shares converted to and distributed in cash. If as a result of the Participant's election all or part of a withdrawal including amounts described in Section 8.03(a) is in the form of shares of stock, such withdrawal shall include that number of full shares of stock, the cost of which to the Union Pacific Common Stock Fund or the UPR Common Stock Fund, as the case may be, is attributable solely to the amount which such Participant contributed to the Plan on his own behalf with respect to periods ending prior to July 1, 1983 and to the amount of such Participant's After-Tax Employee Contributions, but not including earnings on either such amount, such that the aggregate cost to the Union Pacific Common Stock Fund or the UPR Common Stock Fund, as the case may be, of such shares of stock plus (1) the amount of cash, if any, included in such withdrawal and (2) the value of the number of shares of Common Stock, if any, included in such withdrawal whose cost to the Union Pacific Common Stock Fund or the UPR Common Stock Fund, as the case may be, is not attributable to such contributions equals the amount of cash which would have been withdrawn if such withdrawal had been solely in cash.

         (h) No withdrawal, other than a hardship withdrawal, shall be made to a Participant while he has a loan outstanding pursuant to Article IX of the Plan. Notwithstanding anything in this Section to the contrary, no Participant shall be permitted to withdraw any portion of his Account that is allocated to the Participant's Loan Fund.

      (i) In the event that the Participant submits a request for a non-hardship withdrawal while a loan application is pending for such Participant pursuant to
Section 9.01(b), the request for withdrawal shall be processed first. In the event that the Participant submits a request for a hardship withdrawal while a loan application is pending for such Participant pursuant to Section 9.01(b), the loan application shall be processed first.

      Sec. 8.04 Form of Benefit Payment.

      (a) A Participant may make separate written elections with respect to form of payment of (1) his PAYSOP Contribution Account and (2) the vested interest in the portion of his Account other than his PAYSOP Contribution Account. Except as otherwise provided in this Article, the Participant may elect to have such amounts paid to him in accordance with any of the following forms of payment:

            (1) a single sum payment; or


            (2) annual installments over a period not to exceed the lesser of
(A) ten (10) years or (B) the life expectancy of the Participant or the life expectancy of the Participant and his Beneficiary (determined in accordance with applicable Treasury regulations with no recalculation), with each such installment determined by dividing the value of the Participant's vested Account balance on the Valuation Date to which such installment pertains by the number of installments remaining to be paid. The Participant shall elect in writing on a form prescribed by the Named Fiduciary-Plan Administration, the calendar month in which the annual installments are to be received and once having made such "calendar month" election, the election may not be changed for subsequent annual installments. Notwithstanding the above, at any time after his Benefit Payment Date, the Participant may elect in writing on a form prescribed by the Named Fiduciary-Plan Administration, to cancel the remaining annual installment payments and receive the balance of the Participant's vested interest in a single sum as soon as practicable after such election is made; or

            (3) monthly installments over a period not to exceed the lesser of
(A) one hundred twenty (120) months or (B) the life expectancy of the Participant or the life expectancy of the Participant and his Beneficiary (determined in accordance with applicable Treasury regulations with no recalculation), with each such installment determined by dividing the value of the Participant's vested Account balance on the Valuation Date to which such installment pertains by the number of installments remaining to be paid. Notwithstanding the above, at any time after his Benefit Payment Date the Participant may elect, in writing on a form prescribed by the Named Fiduciary-Plan Administration, to cancel the remaining monthly installment payments and receive the balance of the Participant's vested interest in a single sum as soon as practicable after such election is made.

      (b) Except as otherwise provided in this Article, a Beneficiary entitled to benefits under Section 8.01 shall receive payment of the deceased Participant's vested interest in his Account in the form of a single sum.

      (c) If a Participant dies on or after his benefit has commenced to be paid in the form described in paragraph (a)(2) or (a)(3), his vested interest under the Plan, if any, shall continue to be paid to his Beneficiary in the same manner as in effect prior to the Participant's death, except that with respect to benefits paid in the form described in paragraphs (a)(2) or (a)(3), if the Participant's death occurs prior to his Required Beginning Date, the Participant's entire vested interest remaining upon his death shall be paid to his Beneficiary, at least as rapidly as is required to satisfy section 401(a)(9) of the Code and Treasury regulations thereunder. Notwithstanding the above, the Beneficiary may elect, in writing on a form prescribed by the Named Fiduciary-Plan Administration, to cancel the remaining installment payments pursuant to paragraph (a)(2) or (a)(3) and receive the balance of the Participant's vested interest in a single sum as soon as practicable after such election is made.


      (d) Notwithstanding anything in this Section to the contrary, if the Participant's vested interest in his Account as of his Separation from Service or death, whichever applies, does not exceed $3,500, and in the case of a Participant who has not reached Normal Retirement Age has never exceeded $3,500 at the time of any prior distribution, the vested interest of such Participant shall be paid to the Participant (or to his Beneficiary, if the Participant is deceased) in a single sum.

      (e) A Participant may elect the form of payment for his Account at any time prior to the Benefit Payment Date. Such election shall be on a form prescribed by the Named Fiduciary-Plan Administration.

      (f) Each distribution from a Participant's Account (other than his PAYSOP Contribution Account and ESOP Matching Contribution Account) shall be in cash, except that, in the event the Participant or his Beneficiary receives payment in a single sum, such Participant or Beneficiary may elect, in lieu of having such distribution entirely in cash, to have the portion of the Participant's vested Account which is invested in the Union Pacific Common Stock Fund and the UPR Common Stock Fund, distributed in full shares of stock, with any fractional shares of stock in such Account distributed in cash.

      (g) The portion of a Participant's PAYSOP Contribution Account and ESOP Matching Contribution Account invested in the UPR Common Stock Fund shall be distributed in full shares of Common Stock; provided, however, that the Participant or Beneficiary may elect to take such distribution in cash in the amount realized from converting such full shares of Common Stock in the Participant's PAYSOP Contribution Account and ESOP Matching Contribution Account to cash, and; provided further, that if the Participant or Beneficiary elects to receive the distribution in either annual or monthly installments under paragraphs (a)(2) or (a)(3), respectively, such distribution must be taken in cash. Any fractional shares of Common Stock shall be distributed in cash. Any portion of a Participant's PAYSOP Contribution Account and ESOP Matching Contribution Account, which is not invested in the UPR Common Stock Fund due to the Participant's election pursuant to Section 6.05(b) or (c), shall be distributed in cash.

      (h) Notwithstanding anything in this Section to the contrary, in the event a Participant's benefit is required to commence pursuant to Section 8.06(c) while he is an Employee, the balance of the Participant's Account shall be paid in a single sum as of his Required Beginning Date and as of the last day of each Plan Year thereafter during which he remains an Employee.

      Sec. 8.05 Beneficiary Designation Right.

      (a) Spouse as Beneficiary. The Beneficiary of a death benefit payable pursuant to Section 8.01 or Section 8.04(c) shall be the Participant's spouse as defined in subsection (d); provided, however, that the Participant may designate a Beneficiary other than his spouse pursuant to subsection (b) if:


            (1) the spouse has waived the spouse's right to be the Participant's Beneficiary in accordance with subsection (c), or

            (2) the Participant has no spouse, or

            (3) the Named Fiduciary-Plan Administration determines that the spouse cannot be located or such other circumstances exist under which spousal consent is not required, as prescribed by Treasury regulations.

      (b) Beneficiary Designation Right. Each Participant who is permitted to designate a Beneficiary other than his spouse pursuant to subsection (a) shall have the right to designate one or more primary and one or more secondary Beneficiaries to receive any benefit becoming payable upon the Participant's death. All Beneficiary designations shall be in writing in a form satisfactory to the Named Fiduciary-Plan Administration. Each Participant shall be entitled to change his Beneficiaries at any time and from time to time by filing written notice of such change with the Named Fiduciary-Plan Administration. However, the Participant's spouse must again consent in writing to any such change, unless
(1) the prior consent of the spouse expressly permits designations by the Participant without any requirement of further consent by the spouse or (2) one of the exceptions described in paragraphs (a)(2) and (3) applies.

      A Participant's designation of his spouse as Beneficiary under Section
8.01 shall be automatically revoked upon the death of such spouse or the Participant's divorce from such spouse. In the event that the Participant fails to designate a Beneficiary to receive a benefit that becomes payable pursuant to
Section 8.01 or Section 8.04(c), or in the event that the Participant is predeceased by all designated primary and secondary Beneficiaries, the death benefit shall be payable to the Participant's spouse or, if there is no spouse, to the Participant's estate.

      (c) Form and Content of Spouse's Consent. A spouse may consent to the designation of one or more Beneficiaries other than such spouse provided that such consent shall be in writing, must consent to the specific alternate beneficiary or beneficiaries designated (or permit beneficiary designations by the Participant without the spouse's further consent), must acknowledge the effect of such consent, and must be witnessed by a notary public. Such spouse's consent shall be irrevocable, unless expressly made revocable. The consent of a spouse in accordance with this subsection (c) shall not be effective with respect to any subsequent spouse of the Participant.

      (d) Definition of "Spouse". For purposes of this Section 8.05:

            (1) with respect to a death benefit payable pursuant to Section 8.01, the term "spouse" shall mean the Participant's spouse as of the date of the Participant's death; and


            (2) with respect to a death benefit payable pursuant to Section 8.04(c), the term "spouse" shall mean the Participant's spouse as of the Participant's Benefit Payment Date.

      Sec. 8.06 Required Distribution Dates. Anything contained in the Plan to the contrary notwithstanding:

      (a) the Benefit Payment Date for a Beneficiary described in Section 8.01 receiving payment in a single sum shall in no event be later than December 31 of the calendar year containing the fifth anniversary of the Participant's death;

      (b) the Benefit Payment Date for a Beneficiary described in Section 8.01 receiving payment in installments shall in no event be later than December 31 of the calendar year following the calendar year of the Participant's death unless
(1) the Beneficiary is the Participant's spouse, in which case the Benefit Payment Date shall in no event be later than December 31 of the later of (A) the calendar year following the calendar year of the Participant's death or (B) the calendar year in which the Participant would have attained age 70-1/2 or (2) full payment of the benefit due to such Beneficiary is made by December 31 of the calendar year containing the fifth anniversary of the Participant's death;

      (c) unless a Participant elects otherwise by failing to elect to receive his benefit pursuant to Section 8.02, his Benefit Payment Date shall be no later than the 60th day following the close of the Plan Year in which the Participant attains his Normal Retirement Age or has a Separation from Service, whichever occurs last; provided, however, that a Participant's Benefit Payment Date shall in no event be later than his Required Beginning Date;

      (d) distributions under the Plan shall comply with the requirements of section 401(a)(9) of the Code and the Treasury regulations thereunder, including the incidental death benefit requirements of proposed Treas. Reg.
ss.1.401(a)(9)-2; and

      (e) no distribution shall be made from a Participant's Account to the extent that such distribution would fail to satisfy the requirements of section 401(k)(2)(B) of the Code. In addition, no distribution shall be made from a Participant's PAYSOP Contribution Account to the extent that such distribution would fail to satisfy the requirements of section 409(d) of the Code.

      Sec. 8.07 Rights of Alternate Payees.

      (a) General. Except as otherwise provided in this Section 8.07, an Alternate Payee shall have no rights to a Participant's benefit and shall have no rights under this Plan other than those rights specifically granted to the Alternate Payee pursuant to a QDRO. Notwithstanding the foregoing, an Alternate Payee shall have the right to make a claim for any benefits awarded to the Alternate Payee pursuant to a QDRO, as provided in Article XIII. Any interest of an Alternate Payee in the Accounts of a Participant, other than an interest payable (1) solely upon the Participant's death pursuant to a QDRO which provides that the Alternate Payee shall be treated as the Participant's surviving spouse or (2) from, and for only so long as, installment payments are made to a Participant, shall be separately accounted for by the Trustee in the name and for the benefit of the Alternate Payee.

      (b) Distribution.

            (1) Notwithstanding anything in this Plan to the contrary, a QDRO may provide that any benefits of a Participant payable to an Alternate Payee that are separately accounted for shall be distributed immediately or at any other time specified in the order but not later than the latest date benefits would be payable to the Participant pursuant to this Article. If the order does not specify the time at which benefits shall be payable to the Alternate Payee, the Alternate Payee may elect, in writing on a form prescribed by the Named Fiduciary-Plan Administration, to have benefits commence (A) in accordance with
Section 8.02 as of the earlier of (i) the Participant's 50th birthday or (ii) the Participant's Separation from Service or as of any date thereafter that is not later than the latest date on which benefits would be payable to the Participant pursuant to that Section or (B) in accordance with Section 8.01, but as of the Alternate Payee's death; provided, however, that in the event the amount payable to the Alternate Payee under the QDRO does not exceed $3,500, such amount shall be paid to the Alternate Payee in a single sum as soon as practicable following the Named Fiduciary-Plan Administration's receipt of the order and verification of its status as a QDRO.

            (2) Except as provided in paragraph (1), if a QDRO does not provide the form of distribution of benefits payable to an Alternate Payee, the Alternate Payee shall have the right to elect distribution in any form provided under Section 8.04, except that benefits to be paid in installments may not be paid over a period exceeding the life expectancy of the Alternate Payee, determined as of the date of the first distribution.

            (3) If the QDRO does not specify the Participant's Accounts, or Investment Funds in which such Accounts are invested, from which amounts that are separately accounted for shall be paid to an Alternate Payee, such amounts shall be distributed, or segregated, from the Participant's Accounts, and the Investment Funds in which such Accounts are invested (excluding any Loan Fund), on a pro rata basis, subject to section 72(m)(10) of the Code. A QDRO may not provide for the assignment to an Alternate Payee of an amount that exceeds the balance of the Participant's vested accounts after deduction of any Loan Fund.

      (c) Withdrawals. Unless a QDRO establishing a separate account for an Alternate Payee provides to the contrary, an Alternate Payee shall not be permitted to make any withdrawals under Article VIII.

      (d) Death Benefits. Unless a QDRO establishing a separate account for an Alternate Payee provides to the contrary, an Alternate Payee shall have the right to designate a Beneficiary, in the same manner as provided in Section 8.05 with respect to a Participant (except that no spousal consent shall be required), who shall receive benefits payable to an Alternate Payee which have not been distributed at the time of the Alternate Payee's death. If the Alternate Payee does not designate a Beneficiary, or if the Beneficiary predeceases the Alternate Payee, benefits payable to the Alternate Payee which have not been distributed shall be paid to the Alternate Payee's estate. Any death benefit payable to the Beneficiary of an Alternate Payee shall be paid in a single sum, subject to Sections 8.04(f) and (g), as soon as administratively practicable after the Alternate Payee's death, with or without the Beneficiary's request for payment.

      (e) Investment Direction. Unless a QDRO establishing a separate account for an Alternate Payee provides to the contrary, an Alternate Payee shall have the right to direct the investment of any portion of a Participant's Accounts payable to the Alternate Payee under such order in the same manner as provided in Article VI with respect to a Participant, which amounts shall be separately accounted for by the Trustee in the Alternate Payee's name.

      (f) Voting Rights. Unless a QDRO establishing a separate account for an Alternate Payee provides to the contrary, an Alternate Payee shall have the right to direct the Trustee as to the exercise of voting rights or tender offer response with respect to the Common Stock, shares of Union Pacific Corporation stock or shares of the Vanguard Funds, including fractional shares, allocated to any portion of a Participant's Accounts payable to the Alternate Payee under such order in the same manner as provided in Sections 6.11, 6.12 and 6.13 with respect to a Participant, which amounts shall be separately accounted for by the Trustee in the Alternate Payee's name.

      (g) Loans. An Alternate Payee shall not be permitted to make a loan under
Article IX.

      Sec. 8.08 Post Distribution Credits. In the event that, after the payment of a single-sum distribution under this Plan (other than an in-service benefit distribution described in Section 8.03), any funds shall be subsequently credited to the Participant's Account, such additional funds, to the extent vested, shall be paid to the Participant as promptly as practicable thereafter; provided that the Participant is not then an Employee or, if he is an Employee he has reached his Required Beginning Date.

      Sec. 8.09 Suspension of Payments. If a Participant who is receiving a distribution of his Account in installments again becomes a Covered Employee, payments under the Plan shall cease and the Participant shall have a new Benefit Payment Date on the earlier of (a) the date the Participant again has a Separation from Service and begins to receive payment under this Article VIII, or (b) his Required Beginning Date.

      Sec. 8.10 Direct Rollovers. In the event any payment or payments to be made to a person pursuant to this Article VIII would constitute an "eligible rollover distribution" within the meaning of section 401(a)(31)(C) of the Code and regulations thereunder, such person may request that, in lieu of payment to the person, all or part of such eligible rollover distribution be rolled over directly to the trustee or custodian of an "eligible retirement plan" within the meaning of section 401(a)(31)(D) of the Code and regulations thereunder. Any such request shall be made in writing, on the form and subject to such requirements and restrictions as may be prescribed by the Named Fiduciary-Plan Administration for such purpose pursuant to Treasury regulations, at such time in advance of the date payment would otherwise be made as may be required by the Named Fiduciary-Plan Administration. For purposes of this Section, a "person" shall include an Employee or former Employee or his surviving spouse or his spouse or former spouse who is an Alternate Payee.

                                   ARTICLE IX

                                PARTICIPANT LOANS

      Sec. 9.01 In General.

            (a) (1) Permissibility. Each Participant who is an Employee and any other Participant who is a party in interest as defined in ERISA may apply for a loan from the Plan.

            (2) Covered Employee treated as Participant. Notwithstanding any other provision to the contrary, solely for purposes of permitting a Covered Employee to make a loan from his Rollover Account pursuant to this Article IX, to the extent that a Covered Employee has a balance in his Rollover Account, such Covered Employee shall be deemed a Participant and shall be permitted to apply for a loan from the Plan from his Rollover Account, if any, in accordance with the provisions set forth in this Article IX.

      (b) Application. Subject to such uniform and nondiscriminatory rules as may from time to time be adopted by the Named Fiduciary-Plan Administration, the Trustee, upon application by such Participant on forms approved by the Named Fiduciary-Plan Administration, may make a loan or loans to such applicant; provided, however, that the Named Fiduciary-Plan Administration shall reject a loan application if it has actual knowledge that the intended use of the loan proceeds is to purchase securities. No loan shall be granted if there is already a loan outstanding, or if the Participant has previously obtained a loan within the 12-consecutive-month period preceding the date of the current loan application.

      (c) Limitation on Amount. Loans shall be at least $1,000 in amount, and in no event shall total loans exceed the lesser of (1) fifty percent (50%) of the vested balance credited to such Participant's Account (exclusive of his PAYSOP Contribution Account) as of the date of the Named Fiduciary-Plan Administration's approval of the Participant's loan application or (2) $50,000 reduced by the excess, if any, of (A) the highest outstanding balance of all loans during the twelve (12) months prior to the time the new loan is to be made over (B) the outstanding balance of loans made to the Participant on the date such new loan is made. Loans under any other qualified plan sponsored by the Employer and all Affiliated Companies shall be aggregated with loans under the Plan in determining whether or not the limitation stated herein has been exceeded.

      (d) Equality of Borrowing Opportunity. Loans shall be available to all Participants who are parties in interest on a reasonably equivalent basis, provided, however, that the Named Fiduciary-Plan Administration may make reasonable distinctions among prospective borrowers on the basis of creditworthiness. Subject to considerations relating to a Participant's credit worthiness and ability or deemed ability to repay the loan, loans shall not be made available to Participants who are or were Highly Compensated Employees in an amount greater than the amount available to other Participants.

      (e) Loan Statement. Every Participant receiving a loan hereunder will receive a statement from the Named Fiduciary-Plan Administration clearly reflecting the charges involved in each transaction, including the dollar amount and annual interest rate of the finance charges. The statement will provide all information required to meet applicable "truth-in-lending" laws.

      (f) Restriction on Loans. The Named Fiduciary-Plan Administration will not approve any loan if it is the belief of the Named Fiduciary-Plan Administration that such loan, if made, would constitute a prohibited transaction (within the meaning of section 406 of ERISA or section 4975(c) of the Code), would constitute a distribution taxable for federal income tax pur poses, or would imperil the status of the Plan or any part thereof under section 401(k) of the Code.

      Sec. 9.02 Loans as Trust Fund Investments. All loans shall be considered as fixed income investments of a segregated account of the Trust Fund (the "Loan Fund") directed by the borrower. Accordingly, the following conditions shall prevail with respect to each such loan:

      (a) Security. All loans shall be secured by the portion of the Participant's Accounts allocated to the Loan Fund pursuant to subsection (g) of this Section and such additional security as the Named Fiduciary-Plan Administration may deem necessary.

      (b) Interest Rate. Interest shall be charged at a rate to be fixed by the Named Fiduciary-Plan Administration and, in determining the interest rate, the Named Fiduciary-Plan Administration shall take into consideration interest rates currently being charged on similar commercial loans by persons in the business of lending money.

      (c) Loan Term. Loans shall be for terms of twelve (12), twenty-four (24), thirty-six (36), forty-eight (48), or sixty (60) consecutive calendar months. However, if the loan will be used to acquire the Participant's principal residence, the term of the loan may be any multiple of twelve (12) consecutive months, but not less than twelve (12) months, nor more than one hundred eighty

(180) consecutive calendar months. Loans shall be non-renewable and non-extendable.

      (d) Promissory Note. Any loan made to a Participant under this Article IX shall be evidenced by a promissory note executed by the Participant and his spouse; provided, however, that execution by the Participant's spouse shall only be with respect to those provisions, if any, for which the Named Fiduciary-Plan Administration shall determine spousal consent is necessary, in accordance with uniform and nondiscriminatory standards. Such promissory note shall contain the irrevocable consent of the Participant to the payroll withholding described in subsection (e), if applicable. The Named Fiduciary-Plan Administration shall have the right to require the Participant to execute a revised promissory note if the Named Fiduciary-Plan Administration determines it is necessary to comply with ERISA or the Code. In the event the Participant, and his spouse if applicable, do not execute such revised promissory note by the date prescribed by the Named Fiduciary-Plan Administration, the loan shall become due and payable as of such date.

      (e) Repayment. Loans shall be repaid in equal monthly installments through payroll withholding; provided, however, that:

            (1) a Participant who is not an Employee but who is a party in interest;

            (2) a Participant who is an Employee but for whom payroll withholding is not possible;

            (3) a Participant who is receiving benefits under a short- or long-term disability plan of the Employer or an Affiliated Company for whom withholding from disability benefits is not possible;

            (4) a Participant who is receiving Compensation, or a disability benefit described in clause (3), which has become insufficient to make the required monthly loan payment; and

            (5) a Participant who is on an approved leave of absence,

shall repay by certified check or in such other manner directed by the Named Fiduciary-Plan Administration. Loans may be prepaid in full as of the end of any month without penalty, upon reasonable prior written notice to the Named Fiduciary-Plan Administration. Partial prepayment may be made upon reasonable prior written notice to the Named Fiduciary-Plan Administration. Such partial prepayments shall be applied entirely to the principal amount of the loan outstanding and may be made only once every twelve (12) months. Each partial prepayment shall not be less than the original amount of the loan principal divided by the original term (in years) of the loan and shall not have the effect of reducing the monthly loan repayment amount but will reduce the duration of the loan term. A partial prepayment will be taken into account for a month only if received by the cutoff date prescribed by the Named Fiduciary-Plan

Administration. If permitted by the Named Fiduciary-Plan Administration, loan repayments may be suspended during periods of qualified military service in accordance with section 414(u) of the Code.

      (f) Loan Fees. Fees properly chargeable in connection with a loan may be charged, in accordance with a uniform and nondiscriminatory policy established by the Named Fiduciary-Plan Administration, against the Account of the Participant to whom the loan is granted.

      (g) Loan Fund.

            (1) A portion of the vested balance of the Participant's Accounts in the Investment Funds (exclusive of his PAYSOP Contribution Account) that is equal to the initial principal amount of any loan made pursuant to this Article IX shall be transferred, upon the approval of the loan application and disbursement of the initial principal amount to the Participant, to corresponding Accounts in a Loan Fund established for the Participant. If a Participant's vested Accounts are invested in more than one Investment Fund, the Participant shall be permitted to elect in his loan application the basis on which the transfer described in the preceding sentence shall be made from such Investment Funds; provided, however, that, the vested balance in the Matching Contribution Account attributable to post-February 29, 1996 Matching Contributions and the balance in the ESOP Matching Contribution Account can be elected by the Participant only after amounts are borrowed from other Participant Accounts. In the absence of the Participant's election, the transfer shall be made pro-rata from the Investment Funds in which the vested balance of the Participant's Accounts (exclusive of his PAYSOP Contribution Account, the vested balance in the Matching Contribution Account attributable to post-February 29, 1996 Matching Contributions and the balance in the ESOP Matching Contribution Account) is then invested. The vested balance in the Participant's Matching Contribution Account attributable to post-February 29, 1996 Matching Contributions can be transferred only after transfers from the Participant's other Accounts (exclusive of his PAYSOP Contribution Account and his ESOP Matching Contribution Account) are exhausted and the balance in the Participant's ESOP Matching Contribution Account can be transferred only after transfers from the Participant's other Accounts (exclusive of his PAYSOP Contribution Account) are exhausted. For purposes of this paragraph and paragraph (2) below, amounts transferred to a Participant's Loan Fund shall be taken solely from the vested portion of the Participant's Accounts (exclusive of his PAYSOP Contribution Account), and no portion of the nonvested portion of the Participant's Accounts shall be deemed allocated to the Loan Fund. A Participant shall be fully vested in the portion of his Accounts allocated to the Loan Fund.

            (2) Loan payments to the Plan by the Participant pursuant to subsection (e) or made during a grace period described in subsection (h) shall be allocated, for loans taken before March 1, 1996, among such Participant's Accounts in the Investment Funds in the proportion that such Accounts are represented in the Loan Fund and shall be invested in the Investment Funds on the basis of the Participant's current investment election under Section 6.03 (or the Participant's most recent investment election, if no investment election is currently in effect, unless the Participant elects otherwise in accordance with rules prescribed by the Named Fiduciary-Plan Administration). However, notwithstanding the foregoing, for loans taken on or after March 1, 1996, loan payments to the Plan by the Participant pursuant to subsection (e) or made during a grace period described in subsection (h), shall be allocated first to the Participant's ESOP Matching Contribution Account to the extent represented in the Loan Fund, then to the Participant's Matching Contribution Account attributable to post-February 29, 1996 contributions to the extent represented in the Loan Fund, then proportionally among the other Accounts and shall be invested in the Investment Funds on the basis of the Participant's current investment election under Section 6.03 (or the Participant's most recent investment election, if no investment election is currently in effect, unless the Participant elects otherwise in accordance with the rules prescribed by the Named Fiduciary-Plan Administration). At the same time, the portion of the Participant's Accounts allocated to the Loan Fund shall be reduced, in a like manner, by the portion of each loan payment attributable to principal.

      (h) Default and Remedies. In the event that:

            (1) a Participant (other than a Participant who (A) continues to be a party in interest or (B) is receiving benefits under a short- or long-term disability plan of the Employer or an Affiliated Company) has a Separation from Service and fails (or, in the case of a deceased Participant, the Beneficiary fails) to repay the full unpaid balance of the loan by the close of the grace period;

            (2) the loan is not repaid by the time the promissory note matures;

            (3) a Participant revokes any payroll withholding authorization (whether withholding is made from Compensation or short- or long-term disability benefits) for repayment of the loan;

            (4) (A) a Participant's monthly Compensation (or monthly disability benefit) from which a Participant's loan payments are withheld becomes insufficient to pay the monthly loan installment, (B) such Participant has not previously failed to make a payment by the due date or otherwise been subject to a grace period described in this paragraph or in paragraph (5) and (C) such Participant fails to pay, by the close of the grace period, the total of the loan installments then due and payable;

            (5) (A) a Participant who is an Employee or who is receiving disability benefits and is repaying a loan by other than payroll withholding (or withholding from disability benefits) fails to pay a loan installment when due,
(B) the Participant has not previously failed to make a payment by the due date or otherwise been subject to a grace period described in this paragraph or in paragraph (4) and (C) such Participant fails to pay, by the close of the grace period, the total of the loan installments then due and payable;

            (6) (A) a Participant's monthly Compensation (or monthly disability benefit) from which loan payments are withheld becomes insufficient to pay the monthly loan installment (other than an installment which becomes due during the grace period described in paragraph (4) for the Participant, if applicable) or
(B) a Participant who is making installment payments in a manner other than payroll withholding (or withholding from disability benefits) fails to pay any installment when due (other than an installment which becomes due during the grace period described in paragraph (5) for the Participant, if applicable);

            (7) a Participant fails to execute a revised promissory note pursuant to subsection (d);

            (8) a Participant who is receiving benefits under a short- or long-term disability plan of an Employer or an Affiliated Company or who is absent due to an approved leave of absence dies or requests distribution of all or a portion of his Account pursuant to Section 8.02 or 8.03 such Participant shall be treated as having a Separation from Service and if such Participant fails (or, in the case of a deceased Participant, the Beneficiary fails) to repay the full unpaid balance of the loan by the close of the grace period; or

            (9) distributions under Article VIII to a Participant who has reached his Required Beginning Date would require distribution of amounts allocated to the Participant's Loan Fund,

before a loan is repaid in full, the unpaid balance of the loan shall become immediately due and payable. The phrase "close of the grace period" shall mean
(A) for purposes of paragraphs (1) and (8), the next to the last day of the second month following the Participant's Separation from Service (or the Participant's Benefit Payment Date, if earlier), (B) for purposes of paragraph
(4), the next to last day of the second month following the first month in which the Participant's monthly Compensation (or disability benefit) became insufficient to pay loan installments, and (C) for purposes of paragraph (5), the next to the last day of the second month following the due date of the first loan installment that the Participant fails to pay by the due date. Notwithstanding anything in paragraphs (1), (4), (5) or (8) to the contrary, a Participant's loan shall become due and payable immediately upon the event described in any such paragraph without regard to the grace period if the term of the loan would otherwise expire prior to the end of the otherwise applicable grace period.

      In the event that a loan becomes immediately due and payable (in "default") pursuant to this subsection (h), the Participant (or his Beneficiary in the event of his death) may satisfy the loan by paying the outstanding balance in full. Otherwise, any such outstanding loan shall be deducted from the portion of the Participant's vested Accounts allocated to his Loan Fund before any benefit which is or becomes payable to the Participant or his Beneficiary is distributed. In the case of a benefit which becomes payable to the Participant or his Beneficiary pursuant to Section 8.01 or 8.02, the deduction described in the preceding sentence shall occur on the earliest date following such default on which the Participant or Beneficiary could receive payment of such benefit, had the proper application been filed or election been made, regardless of whether or not payment is actually made to the Participant or Beneficiary on such date. In the case of a benefit which becomes payable under any other provision, the deduction shall occur on the date such benefit is paid to the Participant. The Named Fiduciary-Plan Administration shall also be entitled to take any and all other actions necessary and appropriate to foreclose upon any property other than the Participant's vested Accounts pledged as security for the loan or to otherwise enforce collection of the outstanding balance of the loan.


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

                                    ARTICLE X

                     PROVISIONS RELATING TO TOP-HEAVY PLANS

      Sec. 10.01 Definitions. For purposes of this Article X, the following terms shall have the following meanings:

      (a) "Aggregation Group" shall mean the group of qualified plans sponsored by the Employer or by an Affiliated Company formed by including in such group
(1) all such plans in which a Key Employee participates in the Plan Year containing the Determination Date, or any of the four (4) preceding Plan Years, including any frozen or terminated plan that was maintained within the five-year period ending on the Determination Date, (2) all such plans which enable any plan described in clause (1) to meet the requirements of either section 401(a)(4) of the Code or section 410 of the Code, and (3) such other qualified plans sponsored by the Employer or an Affiliated Company as the Employer elects to include in such group, as long as the group, including those plans electively included, continues to meet the requirements of sections 401(a)(4) and 410 of the Code.

      (b) "Determination Date" shall mean the last day of the preceding Plan Year or, in the case of the first Plan Year, the last day of such Plan Year.

      (c) "Key Employee" shall mean a person employed or formerly employed by the Employer or an Affiliated Company who, during the Plan Year or during any of the preceding four (4) Plan Years, was any of the following:

            (1) An officer of the Employer having an annual Compensation of more than fifty percent (50%) of the amount in effect under section 415(b)(1)(A) of the Code for the Plan Year. The number of persons to be considered officers in any Plan Year and the identity of the persons to be so considered shall be determined pursuant to the provisions of section 416(i) of the Code and Treasury regulations published thereunder.

            (2) One (1) of the ten (10) Employees who owns (or is considered as owning under the attribution rules set forth at section 318 of the Code and Treasury regulations thereunder) the largest interest in the Employer or an Affiliated Company, provided that no person shall be considered a Key Employee under this paragraph (2) if his annual Compensation is not greater than the limitation in effect for such Plan Year under section 415(c)(1)(A) of the Code, nor shall any person be considered a Key Employee under this paragraph (2) if his ownership interest in the Plan Year being tested and the preceding four (4) Plan Years was at all times less than one-half of one percent (1/2%) in value of any of the entities forming the Employer and the Affiliated Companies.

            (3) A five-percent (5%) owner of the Employer.

            (4) A person who is both an Employee whose annual Compensation exceeds $150,000 and who is a one-percent (1%) owner of the Employer.

      The beneficiary of any deceased Participant who was a Key Employee shall be considered a Key Employee for the same period as the deceased Participant would have been so considered.

      (d) "Key Employee Ratio" shall mean the ratio (expressed as a percentage) for any Plan Year, calculated as of the Determination Date with respect to such Plan Year, determined by dividing the amount described in paragraph (1) hereof by the amount described in paragraph (2) hereof, after deduction from both such amounts of the amount described in paragraph (3) hereof.

            (1) The amount described in this paragraph (1) is the sum of (A) the aggregate of the present value of all accrued benefits of Key Employees under all qualified defined benefit plans included in the Aggregation Group, (B) the aggregate of the balances in all of the accounts standing to the credit of Key Employees under all qualified defined contribution plans included in the Aggregation Group, and (C) the aggregate amount distributed from all plans in such Aggregation Group to or on behalf of any Key Employee during the period of five (5) Plan Years ending on the Determination Date.

            (2) The amount described in this paragraph (2) is the sum of (A) the aggregate of the present value of all accrued benefits of all Participants under all qualified defined benefit plans included in the Aggregation Group, (B) the aggregate of the balances in all of the accounts standing to the credit of all Participants under all qualified defined contribution plans included in the Aggregation Group, and (C) the aggregate amount distributed from all plans in such Aggregation Group to or on behalf of any Participant during the period of five (5) Plan Years ending on the Determination Date.

            (3) The amount described in this paragraph (3) is the sum of (A) all rollover contributions (or similar transfers) to plans included in the Aggregation Group initiated by an Employee from a plan sponsored by an employer which is not the Employer or an Affiliated Company, (B) any amount that would have been included under paragraph (1) or (2) hereof with respect to any person who has not rendered service to any Employer at any time during the five-year period ending on the Determination Date, and (C) any amount that is included in paragraph (2) hereof for, on behalf of, or on account of, a person who is a Non-Key Employee as to the Plan Year of reference but who was a Key Employee as to any earlier Plan Year.

            The present value of accrued benefits under any defined benefit plan shall be determined under the method used for accrual purposes for all plans maintained by the Employer and all Affiliated Companies if a single method is used by all such plans, or otherwise, the slowest accrual method permitted under section 411(b)(1)(C) of the Code.


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

      (e) "Non-Key Employee" shall mean any Employee or former Employee who is not a Key Employee as to that Plan Year, or a beneficiary of a deceased Participant who was a Non-Key Employee.

      Sec. 10.02 Determination of Top-Heavy Status. The Plan shall be deemed "top-heavy" as to any Plan Year if, as of the Determination Date with respect to such Plan Year, either of the following conditions is met:

      (a) The Plan is not part of an Aggregation Group and the Key Employee Ratio, determined by substituting the "Plan" for the "Aggregation Group" each place it appears in Section 10.01(d), exceeds sixty percent (60%), or

      (b) The Plan is part of an Aggregation Group, and the Key Employee Ratio of such Aggregation Group exceeds sixty percent (60%).

The Plan shall be deemed "super top-heavy" as to any Plan Year if, as of the Determination Date with respect to such Plan Year, the conditions of subsections
(a) or (b) hereof are met with "ninety percent (90%)" substituted for "sixty percent (60%)" therein.

      Sec. 10.03 Top-Heavy Plan Minimum Allocation.

      (a) General Rule. The aggregate allocation made under the Plan to the Account of each Eligible Employee who is a Non-Key Employee for any Plan Year in which the Plan is a Top-Heavy Plan and who remained in the employ of the Employer or an Affiliated Company through the end of such Plan Year (whether or not in the status of Eligible Employee) shall be not less than the lesser of:

            (1) Three percent (3%) of the Compensation of each such Participant for such Plan Year; or

            (2) The percentage of such Compensation so allocated under the Plan to the Account of the Key Employee for whom such percentage is the highest for such Plan Year.

If any person who is an Eligible Employee in the Plan is a Participant under any defined benefit pension plan qualified under section 401(a) of the Code sponsored by the Employer or an Affiliated Company, there shall be substituted

"Four percent (4%)" for "Three percent (3%)" in paragraph (1) above. For the purposes of determining whether or not the provisions of this Section have been satisfied, (i) contributions or benefits under chapter 2 of the Code (relating to tax on self-employment income), chapter 21 of the Code (relating to Federal Insurance Contributions Act), title II of the Social Security Act, or any other Federal or state law are disregarded; (ii) all defined contribution plans in the Aggregation Group shall be treated as a single plan; and (iii) employer matching contributions and elective deferrals under all plans in the Aggregation Group shall be disregarded. For the purposes of determining whether or not the requirements of this Section have been satisfied, contributions allocable to the account of the

Participant under any other qualified defined contribution plan that is part of the Aggregation Group shall be deemed to be contributions made under the Plan, and, to the extent thereof, no duplication of such contributions shall be required hereunder solely by reason of this Section. Paragraph (2) above shall not apply in any Plan Year in which the Plan is part of an Aggregation Group containing a defined benefit pension plan (or a combination of such defined benefit pension plans) if the Plan enables a defined benefit pension plan required to be included in such Aggregation Group to satisfy the requirements of either section 401(a)(4) or section 410 of the Code.

      (b) Exceptions to the General Rule. The provisions of subsection (a) above shall not apply to any Participant for a Plan Year if, with respect to that Plan
Year:

            (1) such Participant was an active participant in a qualified defined benefit pension plan sponsored by the Employer or by an Affiliated Company under which plan the Participant's accrued benefit is not less than the minimum accrued pension benefit that would be required under section 416(c)(1) of the Code, treating such defined benefit pension plan as a Top-Heavy Plan and treating all such defined benefit pension plans as constitute an Aggregation Group as a single plan; or

            (2) such Participant was an active participant in a qualified defined contribution plan sponsored by the Employer or by an Affiliated Company under which plan the amount of the employer contribution allocable to the account of the Participant for the accrual computation period of such plan ending with or within the Plan Year, exclusive of elective deferrals and employer matching contributions, is not less than the contribution allocation that would be required under section 416(c)(2) of the Code under this Plan.

      Sec. 10.04 Top-Heavy Plan Maximum Allocations. If the Plan is a Super Top-Heavy Plan, or if the Plan is a Top-Heavy Plan which fails to satisfy the additional minimum allocation requirements under Section 10.03 hereof, the definitions of "defined contribution fraction" and "defined benefit fraction" as incorporated by reference in Section 5.04 shall be modified as required under section 416 of the Code.


      Sec. 10.05 Top-Heavy Vesting Schedule. In the event that the Plan is or becomes a Top-Heavy Plan, the Participant's vested interest in his Company Contribution Account and Matching Contribution Account shall be determined under the vested schedule set forth in Section 7.02 or under the following vesting schedule, whichever results in the Participant having a larger vested interest.


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

            Participant's Years of Service            Vested Percentage
            ------------------------------            -----------------

                     Less than 2                             0%
                  2 but less than 3                         20%
                  3 but less than 4                         40%
                  4 but less than 5                         60%
                      5 or more                            100%

If the Plan ceases to be a Top-Heavy Plan, the vesting schedule set forth in
Section 7.02 shall again apply to all Years of Service, provided that:

      (a) each Participant described above shall maintain the same vested interest in his Company Contribution Account and Matching Contribution Account determined under the schedule above as of the date on which the Plan ceases to be a Top-Heavy Plan until the Participant's vested percentage under the schedule in Section 7.02 exceeds the percentage maintained under the schedule above; and

      (b) any such Participant with at least three (3) Years of Service at the time that the Plan ceases to be a Top-Heavy Plan shall continue to have his vested percentage computed under the Plan in accordance with the vesting schedule set forth above.


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


                                   ARTICLE XI

                       NAMED FIDUCIARY-PLAN ADMINISTRATION

      Sec. 11.01 Appointment and Tenure. The Named Fiduciary-Plan Administration shall be the Vice President-People. If there is no such Vice President-People, the Named Fiduciary-Plan Administration shall consist of such person or persons appointed by the Board of Directors.

      Sec. 11.02 Authority and Responsibility of the Named Fiduciary-Plan Administration. The Named Fiduciary-Plan Administration shall be the Plan "administrator" as such term is defined in section 3(16) of ERISA, and as such shall have the following duties and responsibilities:


      (a) to adopt and enforce such rules and regulations and prescribe the use of such forms as may be deemed necessary to carry out the provisions of the Plan;

      (b) to maintain and preserve records relating to Participants, former Participants, and their Beneficiaries and Alternate Payees;

      (c) to prepare and furnish to Participants, Beneficiaries and Alternate Payees all information and notices required under federal law or the provisions of this Plan;

      (d) to prepare and file or publish with the Secretary of Labor, the Secretary of the Treasury, their delegates and all other appropriate government officials all reports and other information required under law to be so filed or published;

      (e) to provide directions to the Trustee with respect to the purchase of life insurance, methods of benefit payment, valuations at dates other than regular Valuation Dates and on all other matters where called for in the Plan or requested by the Trustee;

      (f) to determine all questions of the eligibility of Employees and of the status of rights of Participants, Beneficiaries and Alternate Payees, to make factual determinations, to construe the provisions of the Plan, to correct defects therein and to supply omissions thereto;

      (g) to engage assistants and professional advisers;

      (h) to arrange for bonding, if required by law;

      (i) to provide procedures for determination of claims for benefits and to establish rules, not inconsistent with the provisions or purposes of the Plan, as it may deem necessary or desirable for the proper administration of the Plan or transaction of its business;

      (j) to determine whether any domestic relations order constitutes a QDRO and to take such action as the Named Fiduciary-Plan Administration deems appropriate in light of such domestic relations order;

      (k) to make such determinations as are required pursuant to the provisions of Section 8.03 hereof;

      (l) to retain records on elections and waivers by Participants, their spouses and their Beneficiaries and Alternate Payees;

      (m) to supply such information to the Named Fiduciary-Plan Investments as the latter may require in carrying out its responsibilities hereunder;

      (n) to comply with investment instructions of Participants, Beneficiaries and Alternate Payees;

      (o) to provide Participants, Beneficiaries and Alternate Payees with sufficient information to make informed investment decisions in accordance with section 404(c) of ERISA;

      (p) to establish procedures designed to maintain the confidentiality of information relating to the purchase, holding and sale of Common Stock, and the exercise of voting, tender and similar rights with regard to such Common Stock held by Participants, Beneficiaries or Alternate Payees;

      (q) to monitor compliance with the procedures established under subsection
(p);

      (r) to appoint an independent fiduciary to carry out activities relating to any situations which the Named Fiduciary-Plan Administration determines involve a potential for undue influence by the Company or an Affiliated Company regarding the exercise of rights by Participants, Beneficiaries or Alternate Payees respecting the Company's Common Stock; and

      (s) to perform such other functions and duties as are set forth in the Plan that are not specifically given to the Board of Directors, the Finance Committee, or the Named Fiduciary-Plan Investments.

      Sec. 11.03 Reporting and Disclosure. The Named Fiduciary-Plan Administration shall keep all individual and group records relating to Participants, Beneficiaries and Alternate Payees, and all other records necessary for the proper operation of the Plan. Such records shall be made available to the Employer and to each Participant, Beneficiary and Alternate Payee for examination during normal business hours except that a Participant, Beneficiary or Alternate Payee shall examine only such records as pertain exclusively to the examining Participant, Beneficiary or Alternate Payee and those records and documents relating to all Participants generally. The Named Fiduciary-Plan Administration shall prepare and shall file as required by law or regulation all reports, forms, documents and other items required by ERISA, the Code, and every other relevant statute, each as amended, and all regulations thereunder. This provision shall not be construed as imposing upon the Named Fiduciary-Plan Administration the responsibility or authority for the preparation, preservation, publication or filing of any document required to be prepared, preserved or filed by the Trustee or by any other Named Fiduciary to whom such responsibilities are delegated by law or by this Plan.

      Sec. 11.04 Construction of the Plan. The Named Fiduciary-Plan Administration shall take such steps as are considered necessary and appropriate to remedy any inequity that results from incorrect information received or communicated in good faith or as the consequence of an administrative error. The Named Fiduciary-Plan Administration shall have full discretionary power and authority to make factual determinations, to interpret the Plan, to make benefit eligibility determinations, and to determine all questions arising in the administration, interpretation and application of the Plan. The Named Fiduciary-Plan Administration shall correct any defect, reconcile any inconsistency, or supply any omission with respect to the Plan. All such corrections, reconciliations, interpretations and completions of Plan provisions shall be final, binding and conclusive upon the parties, including the Employer, the Employees, their families, dependents and any Alternate Payees.

      Sec. 11.05 Compensation of the Named Fiduciary-Plan Administration. The Named Fiduciary-Plan Administration shall serve without compensation for its services as such, but all expenses of the Named Fiduciary-Plan Administration shall be paid or reimbursed by the Employer, and if not so paid or reimbursed, shall be proper charges to the Trust Fund and shall be paid therefrom.


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

                                   ARTICLE XII

                     ALLOCATION AND DELEGATION OF AUTHORITY

      Sec. 12.01 Authority and Responsibilities of the Board of Directors. The Board of Directors shall serve as a "Named Fiduciary" and shall have the authority and responsibility to appoint the Named Fiduciary-Plan Administration.

      Sec. 12.02 Authority and Responsibilities of the Finance Committee. The Finance Committee shall serve as a "Named Fiduciary" having the following (and only the following) authority and responsibility:

      (a) to, at least once during each Plan Year or at such other times as the Named Fiduciary-Plan Investments may specifically request, review, with the assistance of the Named Fiduciary-Plan Investments, the Trustee's performance; and

      (b) to, at least once during each Plan Year or at such other time as the Named Fiduciary-Plan Investments may specifically request, review (with the assistance of the Named Fiduciary-Plan Investments) the performance of the Investment Manager(s).

      Sec. 12.03 Authority and Responsibilities of the Named Fiduciary-Plan Administration. The Named Fiduciary-Plan Administration shall have the authority and responsibilities imposed by Article XI hereof. With respect to the said authority and responsibility, the Named Fiduciary-Plan Administration shall be a "Named Fiduciary," and, as such, shall have no authority and responsibility other than as granted in the Plan, or as imposed by law.

      Sec. 12.04 Authority and Responsibilities of the Trustee. The Trustee shall be the "Named Fiduciary" with respect to investment of Trust Fund assets and shall have the powers and duties set forth in the Trust Agreement. The Trustee shall keep complete and accurate accounts of all of the assets of, and the transactions involving, the Trust Fund. All such accounts shall be open to inspection by the Named Fiduciary-Plan Investments during normal business hours.

      Sec. 12.05 Authority and Responsibilities of the Named Fiduciary-Plan Investments. The Named Fiduciary-Plan Investments shall have the following authority and responsibility:

      (a) to establish, revise from time to time, and communicate to the Trustee and/or Investment Manager(s), a funding policy and method for the Plan;

      (b) to appoint Investment Manager(s) to manage (including the power to direct the Trustee to acquire and dispose of) all or part of the assets of the Trust Fund (or refrain from such appointment) and to terminate such appointment and, upon termination or resignation of the


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

Investment Manager(s), to appoint a successor, to amend the separate agreements(s) which shall be entered into with the Investment Manager(s) and either increase or decrease the portion of the Trust Fund which shall be managed by the Investment Manager(s);

      (c) to approve the Trust Agreement, which shall contain such provisions as may be appropriate and to terminate the Trust Agreement and settle the Account of the Trustee and to remove the Trustee and upon such removal or upon the resignation of the Trustee, to appoint a successor;

      (d) to select an independent qualified public accountant to examine, at the expense of the Company, the Trustee's accounts and records as of the close of each Plan Year and render an opinion;

      (e) to assist the Finance Committee by reviewing the performance of the Trustee and the Investment Manager(s) in light of the funding policy and method then in effect and to report to the Finance Committee thereon at such times as the Finance Committee requires and at such times as the Named Fiduciary-Plan Investments deems necessary or proper;

      (f) to determine the extent to which the costs and expenses of the Plan shall be paid from the Trust Fund; and

      (g) to supply such information to the Named Fiduciary-Plan Administration as the latter may require in carrying out its responsibilities hereunder.

With respect to the said authority and responsibility, the Named Fiduciary-Plan Investments shall be a "Named Fiduciary" and, as such, shall have no authority and responsibility other than as granted in the Plan, or as imposed by law.

      Sec. 12.06 Limitations on Obligations of Named Fiduciaries. No Named Fiduciary shall have authority or responsibility to deal with matters other than as delegated to it under this Plan, under the Trust Agreement, or by operation of law. A Named Fiduciary shall not in any event be liable for breach of fiduciary responsibility or obligation by another fiduciary (including Named

Fiduciaries) if the responsibility or authority of the act or omission deemed to be a breach was not within the scope of the said Named Fiduciary's authority or delegated responsibility. The determination of any Named Fiduciary as to any matter involving its responsibilities hereunder shall be conclusive and binding on all persons.

      Sec. 12.07 Reports to Board of Directors. As deemed necessary or proper, but in any event at least once during each Plan Year, each Named Fiduciary shall report to the Board of Directors on the operation and administration of the Plan.

      Sec. 12.08 Designation and Delegation. Each Named Fiduciary may designate other persons to carry out such of its responsibilities hereunder for the operation and administration of the Plan as it deems advisable and delegate to the persons so designated such of its powers as it


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

deems necessary to carry out such responsibilities. Such designation and delegation shall be subject to such terms and conditions as the Named Fiduciary deems necessary or proper. Any action or determination made or taken in carrying out responsibilities hereunder by the persons so designated by the Named Fiduciary shall have the same force and effect for all purposes as if such action or determination had been made or taken by such Named Fiduciary.

      Sec. 12.09 Engagement of Assistants and Advisers. Any Named Fiduciary shall have the right to hire such professional assistants and consultants as it, in its sole discretion, deems necessary or advisable, including, but not limited to:

      (a) investment managers and/or advisers;

      (b) accountants;

      (c) actuaries;

      (d) attorneys;

      (e) consultants;

      (f) clerical and office personnel; and

      (g) medical practitioners.

The Named Fiduciaries shall be entitled to rely, and shall be fully protected in any action or determination or omission taken or made or omitted in good faith in so relying, upon any opinions, reports or other advice which is furnished by counsel or other specialist engaged for that purpose or upon any valuation certificate or report furnished by the Trustee. The expenses incurred by the Named Fiduciaries in connection with the operation of the Plan, including, but not limited to, the expenses incurred by reason of the engagement of professional assistants and consultants, shall be expenses of the Plan and shall be payable from the Trust Fund at the direction of the Named Fiduciary-Plan Investments. The Employer shall have the option, but not the obligation, to pay any such expenses, in whole or in part, and by so doing, relieve the Trust Fund from the obligation of bearing such expenses. Payment of any such expenses by the Employer on any occasion shall not bind the Employer to thereafter pay any similar expenses. No person who is an Employee shall receive any compensation solely for services in carrying out any responsibility under the Plan.

      Sec. 12.10 Bonding. The Named Fiduciary-Plan Administration shall arrange for such bonding as is required by law for persons who are Employees and/or members of the Board of Directors, but no bonding in excess of the amount required by law shall be considered required by the Plan. The Company shall obtain, and pay the expense of, any bond required by law.


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      Sec. 12.11 Indemnification. Each person (other than the Trustee) who is a
Named Fiduciary or is a member of any committee or board comprising a Named Fiduciary shall be indemnified by the Company against costs, expenses and liabilities (other than amounts paid in settlement to which the Company does not consent) reasonably incurred by him in connection with any action to which he may be a party by reason of his service as a Named Fiduciary except in relation to matters as to which he shall be adjudged in such action to be personally guilty of gross negligence or willful misconduct in the performance of his duties. The foregoing right to indemnification shall be in addition to such other rights as the person may enjoy as a matter of law or by reason of insurance coverage of any kind, but shall not extend to costs, expenses and/or liabilities otherwise covered by insurance or that would be so covered by any insurance then in force if such insurance contained a waiver of subrogation. Rights granted hereunder shall be in addition to and not in lieu of any rights to indemnification to which the person may be entitled pursuant to the bylaws or contract of the Company. Service as a Named Fiduciary shall be deemed in partial fulfillment of the person's function as an employee, officer and/or director of the Company, if he serves in that capacity as well as in the role of Named Fiduciary.


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                                  ARTICLE XIII

                                CLAIMS PROCEDURES

      Sec. 13.01 Application for Benefits. Each Participant, Beneficiary or Alternate Payee believing himself or herself eligible for benefits under the Plan shall apply for such benefits by completing and filing with the Named Fiduciary-Plan Administration an application for benefits on a form supplied by the Named Fiduciary-Plan Administration. Before the date on which benefit payments commence, each such application must be supported by such information and data as the Named Fiduciary-Plan Administration deems relevant and appropriate. Evidence of age, marital status (and, in the appropriate instances, health, death or disability), and location of residence shall be required of all applicants for benefits. In the event a Participant, Beneficiary or Alternate Payee fails to apply to the Named Fiduciary-Plan Administration at least sixty
(60) days prior to (a) in the case of an Alternate Payee, the latest distribution date described in Section 8.07(b)(1), (b) in the case of a Beneficiary, the latest distribution date described in Section 8.06(a) or (b) or
Section 8.04(c), whichever applies, (c) in the case of a Participant who is not an Employee, the latest distribution date applicable to the Participant under
Section 8.02, or (d) in the case of a Participant who is an Employee, his Required Beginning Date, the Named Fiduciary-Plan Administration shall make diligent efforts to locate such Participant, Beneficiary or Alternate Payee and obtain such application. In the event the Participant, Beneficiary or Alternate Payee fails to make application by the date described in (a) through (d), whichever applies, the Named Fiduciary-Plan Administration shall make distribution in the form of a single sum as of such date without such application; provided, however, that in the event the Named Fiduciary-Plan Administration fails to locate the Participant, Beneficiary or Alternate Payee so that distribution as of such date is not possible, payment shall commence no later than sixty (60) days after the date on which the Participant, Beneficiary or Alternate Payee is located.

      Sec. 13.02 Appeals of Denied Claims for Benefits. In the event that any claim for benefits is denied in whole or in part, the Participant, Beneficiary or Alternate Payee whose claim has been so denied shall be notified of such denial in writing by the Named Fiduciary-Plan Administration. The notice advising of the denial shall specify the reason or reasons for denial, make specific reference to pertinent Plan provisions, describe any additional material or information necessary for the claimant to perfect the claim (explaining why such material or information is needed), and shall advise the Participant, Beneficiary or Alternate Payee, as the case may be, of the procedure for the appeal of such denial. All appeals shall be made by the following procedure:

      (a) The Participant, Beneficiary or Alternate Payee whose claim has been denied shall file with the Named Fiduciary-Plan Administration a notice of desire to appeal the denial. Such notice shall be filed within sixty (60) days of notification by the Named Fiduciary-Plan Administration of claim denial, shall be made in writing, and shall set forth all of the facts upon which the appeal is based. Appeals not timely filed shall be barred.


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

      (b) The Named Fiduciary-Plan Administration shall consider the merits of the claimant's written presentations, the merits of any facts or evidence in support of the denial of benefits, and such other facts and circumstances as the Named Fiduciary-Plan Administration shall deem relevant.

      (c) The Named Fiduciary-Plan Administration shall ordinarily render a determination upon the appealed claim within sixty (60) days after its receipt which determination shall be accompanied by a written statement as to the reasons therefor. However, in special circumstances the Named Fiduciary-Plan Administration may extend the response period for up to an additional sixty (60) days, in which event it shall notify the claimant in writing prior to commencement of the extension. The determination so rendered shall be binding upon all parties.


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

                                   ARTICLE XIV

                            AMENDMENT AND TERMINATION

      Sec. 14.01 Amendment. The provisions of the Plan may be amended at any time and from time to time by the Company, provided, however, that:

      (a) No amendment shall increase the duties or liabilities of the Named Fiduciary-Plan Administration or of the Trustee without the consent of that party;

      (b) No amendment shall deprive any Participant, Beneficiary or Alternate Payee of any of the benefits to which he is entitled under the Plan with respect to contributions previously made, nor shall any amendment decrease the vested percentage of any Participant's Account nor result in the elimination or reduction of a benefit "protected" under section 411(d)(6) of the Code, unless otherwise permitted or required by law;

      (c) No amendment shall provide for the use of funds or assets held to provide benefits under the Plan other than for the benefit of Participants and their Beneficiaries or Alternate Payees or to meet the administrative expenses of the Plan, except as may be specifically authorized by statute or regulation.

      Each amendment shall be approved by the Board of Directors by resolution; provided, however, that the Vice President-People may make all technical, administrative, regulatory and compliance amendments to the Plan, and any other amendment that will not significantly increase the cost of the Plan to the Employer, as it shall deem necessary or appropriate without such approval.

      Sec. 14.02 Amendments to the Vesting Schedule.

      (a) If the vesting schedule under this Plan is amended, each Eligible Employee who has completed at least three (3) Years of Service prior to the end of the election period specified in this Section 14.02 may elect, during such election period, to have the vested percentage of his Account determined without regard to such amendment.

      (b) For the purposes of this Section 14.02, the election period shall begin as of the date on which the amendment changing the vesting schedule is adopted, and shall end on the latest of the following dates:


            (1) the date occurring sixty (60) days after the Plan amendment is adopted; or

            (2) the date which is sixty (60) days after the day on which the Plan amendment becomes effective; or


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

            (3) the date which is sixty (60) days after the day the Participant is issued written notice of the Plan amendment by the Named Fiduciary-Plan Administration or by the Employer; or

            (4) such later date as may be specified by the Named Fiduciary-Plan Administration.

      The election provided for in this Section 14.02 shall be made in writing and shall be irrevocable when made.

      Sec. 14.03 Plan Termination.

      (a) It is the intention of the Company that this Plan will be permanent. However, each entity constituting the Employer reserves the right to terminate its participation in this Plan by action of its board of directors or other governing body. Furthermore, the Company reserves the power to terminate the Plan at any time for any reason by action of the Board of Directors.

      (b) Any termination of the Plan shall become effective as of the date designated by the Board of Directors. Except as expressly provided elsewhere in the Plan, prior to the satisfaction of all liabilities with respect to the benefits provided under this Plan, no termination shall cause any part of the funds or assets held to provide benefits under the Plan to be used other than for the benefit of Participants and their Beneficiaries or Alternate Payees or to meet the administrative expenses of the Plan. Upon termination or partial termination of the Plan, or upon complete discontinuance of contributions, the rights of all affected persons to benefits accrued to the date of such termination shall be nonforfeitable. Upon termination of the Plan, Accounts shall be distributed in accordance with applicable law.

      Sec. 14.04 Mergers and Consolidations of Plans. In the event of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant shall have a benefit in the surviving or transferee plan if such plan were then terminated immediately after such merger, consolidation or transfer that is equal to or greater than the benefit he would have had immediately before such merger, consolidation or transfer in the plan in which he was then a participant had such plan been terminated at that time. For the purposes hereof, former Participants, Beneficiaries and Alternate Payees shall be considered Participants.


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

                                   ARTICLE XV

                            MISCELLANEOUS PROVISIONS

      Sec. 15.01 Nonalienation of Benefits.

      (a) Except as provided in Section 15.01(b), none of the payments, benefits or rights of any Participant, Beneficiary or Alternate Payee shall be subject to any claim of any creditor, and, in particular, to the fullest extent permitted by law, all such payments, benefits and rights shall be free from attachment, garnishment, trustee's process, or any other legal or equitable process available to any creditor of such Participant, Beneficiary or Alternate Payee. Except as provided in Section 15.01(b), no Participant, Beneficiary or Alternate Payee shall have the right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments which he may expect to receive, contingently or otherwise, under the Plan, except the right to designate a Beneficiary or Beneficiaries as hereinabove provided.

      (b) Compliance with the provisions and conditions of any QDRO, any federal tax levy made pursuant to section 6331 of the Code, or any loan made pursuant to
Article IX shall not be considered a violation of this provision.

      Sec. 15.02 No Contract of Employment. Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any benefits shall be construed as giving any Participant or Employee, or any person whomsoever, the right to be retained in the service of the Employer, and all Participants and other Employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.

      Sec. 15.03 Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

      Sec. 15.04 Heirs, Assigns and Personal Representatives. This Plan shall be binding upon the heirs, executors, administrators, successors and assigns of the parties, including each Participant, Beneficiary and Alternate Payee, present and future, (except that no successor to the Employer shall be considered a Plan sponsor unless that successor adopts the Plan).

      Sec. 15.05 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

      Sec. 15.06 Gender and Number. Except where otherwise clearly indicated by context, the masculine and the neuter shall include the feminine and the neuter, the singular shall include the plural, and vice-versa.


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

      Sec. 15.07 Controlling Law. This Plan shall be construed and enforced according to the laws of Texas to the extent not preempted by federal law, which shall otherwise control.

      Sec. 15.08 Funding Policy. The Named Fiduciary-Plan Investments shall establish, and communicate to the Trustee and/or Investment Manager(s), a funding policy consistent with the objectives of the Plan and of the Trust Fund.

      Sec. 15.09 Title to Assets; Source of Benefits. No person shall have any right to, or interest in, any assets of the Trust Fund, except as provided from time to time under the Plan, and then only to the extent of the benefits payable under the Plan to such person or out of the assets of the Trust Fund. All payments of benefits as provided for in the Plan shall be made solely from the assets of the Trust Fund, and neither the Employer nor any other person shall be liable therefor in any manner.

      Sec. 15.10 Payments to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Trustee, the Named Fiduciary-Plan Administration, the Employer and all other parties with respect thereto.

      Sec. 15.11 Reliance on Data and Consents. The Employer, the Trustee, the Named Fiduciary-Plan Administration, the Named Fiduciary-Plan Investments, all fiduciaries with respect to the Plan, and all other persons or entities associated with the operation of the Plan, the management of its assets, and the provision of benefits thereunder, may reasonably rely on the truth, accuracy and completeness of all data provided by the Participant and his or her Beneficiaries, including, without limitation, representations as to age, health and marital status. Furthermore, the Employer, the Trustee, the Named Fiduciary-Plan Administration, the Named Fiduciary-Plan Investments and all fiduciaries with respect to the Plan may reasonably rely on all consents, elections and designations filed with the Plan or those associated with the operation of the Plan and its corresponding trust by any Participant, the spouse of any Participant, any Beneficiary of any Participant, the Alternate Payee of any Participant or the representatives of such persons without duty to inquire into the genuineness of any such consent, election or designation. None of the aforementioned persons or entities associated with the operation of the Plan, its assets and the benefits provided under the Plan shall have any duty to inquire into any such data, and all may rely on such data being current to the date of reference, it being the duty of the Participants, spouses of Participants, Beneficiaries and Alternate Payees to advise the appropriate parties of any change in such data.

      Sec. 15.12 Lost Payees. A benefit shall be deemed forfeited, and used to reduce future Matching Contributions made pursuant to Section 4.02, if the Named Fiduciary-Plan Administration is unable to locate a Participant, Beneficiary or Alternate Payee to whom payment is due; provided, however, that such benefit shall be reinstated if a claim is made by the party to whom properly payable.



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

      Sec. 15.13 No Warranties. Neither the Board of Directors nor the Finance Committee nor members of either, nor the Named Fiduciary-Plan Investments, nor the Named Fiduciary-Plan Administration, nor the Company, nor any Affiliated Company, nor the Trustee warrants or represents in any way that the value of each Participant's Accounts will increase or will not decrease. The Participant assumes all risk in connection with any change in values.

      Sec. 15.14 Notices. Each Participant, Beneficiary and Alternate Payee shall be responsible for furnishing the Named Fiduciary-Plan Administration with the current and proper address for the mailing of notices, reports and benefit payments. Any notice required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first-class and prepaid. If any check mailed to such address is returned as undeliverable to the addressee, mailing of checks will be suspended until the Participant, Beneficiary or Alternate Payee furnishes the proper address. This provision shall not be construed as requiring the mailing of any notice or notification if the regulations issued under ERISA deem sufficient notice to be given by the posting of notice in appropriate places, or by any other publication device.


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

                                   ARTICLE XVI

                    TRANSFERS BETWEEN THE PLAN AND THE UNION
                         PACIFIC CORPORATION THRIFT PLAN

      Sec. 16.01 Transfer to the Plan.

      (a) In the event that a Covered Employee has an account balance under the Union Pacific Corporation Thrift Plan (the "UPC Thrift Plan") at the time he becomes such (a "Transferred UPC Employee"), his account balance under the UPC Thrift Plan shall be transferred to the Plan as soon as administratively practicable, but not earlier than thirty (30) days after the filing with the Internal Revenue Service of all forms required pursuant to section 6058(b) of the Code; provided, however, that such transfer shall not occur:

            (1) in the event the Employee has a loan outstanding under the UPC Thrift Plan unless the Employee executes such forms as may be necessary for treatment of such loan as a loan from the Plan or the loan has been canceled;

            (2) if, prior to the transfer, the Employee has a Separation from Service or reaches his Required Beginning Date; or

            (3) if the Employee's employment with the Employer occurred after the date on which his prior employer was no longer an Affiliated Company with the Employer.

Amounts transferred from such Employee's before-tax contribution account, after-tax employee contribution account, matching contribution account, company contribution account, employee contribution account, PAYSOP contribution account, and rollover account under the UPC Thrift Plan shall be credited to the Employee's like accounts under the Plan.

      (b) Each portion of the Transferred UPC Employee's transferred account balance that was invested in an investment fund under the UPC Thrift Plan shall be invested in the like Investment Fund under the Plan.

      (c) To the extent that the Transferred UPC Employee is not one hundred percent (100%) vested in amounts in his Company Contribution or Matching Contribution Accounts transferred from the UPC Thrift Plan, such transfer shall not change such vesting percentage and such Employee shall continue to become vested in such amounts (which shall be accounted for separately) in accordance with the vesting provisions of the UPC Thrift Plan.

      (d) For purposes of any elections otherwise available under the Plan with respect to such Transferred UPC Employee, any elections made by such Employee under the UPC Thrift Plan shall be taken into account, except an election to change the manner in which future


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

contributions are invested that is made at the time the Transferred UPC Employee's account balance is transferred to the Plan.

      (e) In determining how soon after the asset transfer such Transferred UPC Employee may make a loan from the Plan, all prior loans from the UPC Thrift Plan shall be treated as loans from the Plan.

      (f) In determining how soon after the asset transfer such Transferred UPC Employee may make a withdrawal from the Plan (whether hardship or non-hardship), all prior withdrawals from the UPC Thrift Plan shall be treated as withdrawals from the Plan.

      (g) For purposes of Section 6.05 and 8.03(e)(2), a Transferred UPC Employee's years of participation shall include years of participation under the UPC Thrift Plan.

      Sec. 16.02 Transfer to UPC Thrift Plan. In the event that a person who becomes a covered employee under the UPC Thrift Plan has an account balance under the Plan at the time he becomes such (a "Transferred UPR Employee"), his account balance under the Plan shall be transferred to the UPC Thrift Plan as soon as administratively practicable, but not earlier than thirty (30) days after the filing with the Internal Revenue Service of all forms required pursuant to section 6058(b) of the Code; provided, however, that such transfer shall not occur:


      (a) in the event the Employee has a loan outstanding under the Plan unless the Employee executes such forms as may be necessary for treatment of such loan as a loan from the UPC Thrift Plan or the loan has been canceled;

      (b) if, prior to the transfer, the Employee has a Separation from Service or reaches his Required Beginning Date; or

      (c) if the Employee's employment with Union Pacific Corporation or one of its affiliates occurred after the date on which such subsequent employer was no longer an Affiliated Company with the Employer.

Amounts transferred from such Employee's Before-Tax Contribution Account, After-Tax Employee Contribution Account, Matching Contribution Account, Company Contribution Account, Employee Contribution Account, PAYSOP Contribution Account, and Rollover Account under the Plan shall be credited to the Employee's like accounts under the UPC Thrift Plan.


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

                                  ARTICLE XVII

              TRANSFERS OF CERTAIN EMPLOYEES TO CCPC CHEMICAL INC.

      Sec. 17.01 Scope. The provisions of this Article XVII shall, notwithstanding any other provisions of the Plan to the contrary, apply with respect to each Participant who becomes a "Purchaser's Employee" as such term is defined in the Asset Purchase Agreement, as amended, among Cain Chemical Inc., CCPC Chemical Inc., Corpus Christi Petrochemical Company, Union Pacific Resources Company, Union Pacific Petrochemicals, Inc., Champlin Pipeline, Inc., ICI Americas Inc., ICI Petrochemicals Inc., Imperial Pipeline Inc., Solvay America, Inc., Soltex Petrochemicals, Inc. and Soltex Pipeline, Inc. (the "Purchase Agreement").

      Sec. 17.02 Vesting. Each Participant who becomes a "Purchaser's Employee" shall, to the extent not otherwise one hundred percent (100%) vested in (a) the value of his Company Contribution Account and (b) the value of his Matching Contribution Account, be one hundred percent (100%) vested in the value of such Accounts at the time he becomes a "Purchaser's Employee."

      Sec. 17.03 Transfer Election. Each Participant who becomes a "Purchaser's Employee" shall be allowed to elect to have assets representing the value of all of his Accounts, other than his PAYSOP Contribution Account, transferred, in accordance with the terms and requirements of Section 17.06, to a defined contribution plan to be established by CCPC Chemical Inc. (a "Transfer Election"), provided that the Named Fiduciary-Plan Administration (a) has received written notice of such election, on a form adopted by the Named Fiduciary-Plan Administration for such purpose, not later than the last day of the month following the month in which such Participant becomes a "Purchaser's Employee" and (b) has not previously received written notice of the making by such Participant of an election to receive payment of his Plan benefit. A Transfer Election, made in accordance with the requirements of the immediately preceding sentence, shall be irrevocable.

      Sec. 17.04 Effect of Transfer Election on Final Distribution. If a Participant made a Transfer Election in accordance with the requirements of
Section 17.03, (a) each of CCPC Chemical Inc., Cain Chemical Inc. and each other entity which would be an Affiliated Company under Section 2.04 were "CCPC Chemical Inc." to be substituted for "Employer" each place such word appears in
Section 2.04 shall, for purposes of applying Section 8.02 with respect to such Participant's Accounts, be treated as an Affiliated Company and (b) the value of his PAYSOP Contribution Account shall be distributed in a lump sum, in any form allowed under Section 8.04(g), immediately following a Valuation Date as soon as practicable following the making of such Transfer Election, provided that a distribution shall occur pursuant to such clause (b) only if such Participant is alive on the Valuation Date which such distribution would, but for this proviso, immediately follow.


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

      Sec. 17.05 Effect of Transfer Election on Loans. If a Participant (a) makes a Transfer Election in accordance with the requirements of Section 17.03 and (b) has received a loan under Article IX and not paid such loan in full prior to the date such Participant becomes a "Purchaser's Employee," each of CCPC Chemical Inc., Cain Chemical Inc. and such other entity which would be an Affiliated Company under Section 2.04 were "CCPC Chemical Inc." to be substituted for "Employer" each place such word appears in Section 2.04 shall, for purposes of applying Article IX with respect to such loan, be treated as an Employer.

      Sec. 17.06 Transfer of Accounts. As of that Valuation Date which shall be mutually agreed upon by (a) the Named Fiduciary-Plan Administration and (b) the appropriate "named fiduciary", as such term is defined in section 402(a)(1) of ERISA, of such defined contribution plan to be established by CCPC Chemical Inc. and selected by CCPC Chemical Inc. for such purpose (the "CCPC Plan"), assets representing the value, as of such Valuation Date, of all of the Accounts other than the PAYSOP Contribution Accounts, of all Participants who have made Transfer Elections in accordance with the requirements of Section 18.03 shall be transferred to such CCPC Plan, provided, however, that such transfer shall occur only if the requirements of the fifth sentence of section 5.2(c) of the Purchase Agreement are met with respect to the CCPC Plan as of such Valuation Date. For each Participant with respect to whom the transfer described in the immediately preceding sentence shall occur (a) the assets representing the value of such Participant's Accounts in Investment Funds other than the Union Pacific Common Stock Fund and such Participant's Loan Fund shall be as prescribed in the second sentence of section 5.2(c) of the Purchase Agreement and (b) the assets representing the value of such Participant's Accounts in the Union Pacific Common Stock Fund shall be either (i) cash or (ii) shares of Union Pacific Corporation stock and cash in lieu of fractional shares, with the form of the transfer with respect to the Union Pacific Common Stock Fund to be elected in writing in such fashion as shall be prescribed by the Named Fiduciary-Plan Administration.


      Sec. 17.07 Successor Employer. The provisions of Sections 17.01 through
17.06 above shall, following the acquisition of Cain Chemical, Inc. by Occidental Petroleum Corporation be applied by substituting Occidental Petroleum Corporation for Cain Chemical, Inc. as appropriate in those Sections, and by substituting for the CCPC Plan, as defined in Section 17.06, an appropriate defined contribution plan selected by Occidental Petroleum Corporation and qualified, as of the date of the transfer of accounts pursuant to Section 17.06, under the applicable provisions of the Code.


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                                  ARTICLE XVIII

               TRANSFERS OF CERTAIN EMPLOYEES TO GATX CORPORATION

      Sec. 18.01 Scope. The provisions of this Article XVIII shall, notwithstanding any other provisions of the Plan to the contrary, apply with respect to each Participant who becomes a "Purchaser's Employee" as such term is defined in the Stock Purchase Agreement between GATX Pipe Line Company, Union Pacific Pipeline Company and Union Pacific Resources Company (the "Purchase Agreement").

      Sec. 18.02 Vesting. Each Participant who becomes a "Purchaser's Employee" shall, to the extent not otherwise one hundred percent (100%) vested in (a) the value of his Company Contribution Account and (b) the value of his Matching Contribution Account, be one hundred percent (100%) vested in the value of such Accounts at the time he becomes a "Purchaser's Employee."

      Sec. 18.03 Transfer Election. Each Participant who becomes a "Purchaser's Employee" shall be allowed to elect to have assets representing the value of all of his Accounts, other than his PAYSOP Contribution Account, transferred, in accordance with the terms and requirements of Section 18.06, to the defined contribution plan established by GATX Corporation and/or GATX Pipe Line Company (a "Transfer Election"), provided that the Named Fiduciary-Plan Administration
(a) has received written notice of such election, on a form adopted by the Named Fiduciary-Plan Administration for such purpose, not later than the last day of the month following the month in which such Participant becomes a "Purchaser's Employee" and (b) has not previously received written notice of the making by such Participant of an election to receive payment of his Plan benefit. A Transfer Election, made in accordance with the requirements of the immediately preceding sentence, shall be irrevocable.

      Sec. 18.04 Effect of Transfer Election on Final Distribution. If a Participant makes a Transfer Election in accordance with the requirements of
Section 18.03, (a) GATX Pipe Line Company and Calnev Pipe Line Company shall, for purposes of applying Article VIII with respect to such Participant's Accounts, be treated as Affiliated Companies and (b) the value of his PAYSOP Contribution Account shall be distributed in a lump sum, in any form allowed under Section 8.04(g), immediately following a Valuation Date as soon as practicable following the making of such Transfer Election, provided that a distribution shall occur pursuant to such clause (b) only if such Participant is alive on the Valuation Date which such distribution would, but for this proviso, immediately follow.

      Sec. 18.05 Effect of Transfer Election on Loans. If a Participant (a) makes a Transfer Election in accordance with the requirements of Section 18.03 and (b) has received a loan under Article IX and not paid such loan in full prior to the date such Participant becomes a "Purchaser's Employee", GATX Pipe Line Company and Calnev Pipe Line Company shall, for purposes of applying
Article IX with respect to such loan, be treated as Employers.


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      Sec. 18.06 Transfer of Accounts. As of that Valuation Date which shall be mutually agreed upon by (a) the Named Fiduciary-Plan Administration and (b) the appropriate "named fiduciary", as such term is defined in section 402(a)(1) of ERISA, of the defined contribution plan established by GATX Corporation and/or GATX Pipe Line Company (the "GATX Plan") assets representing the value, as of such Valuation Date, of all the Accounts, other than the PAYSOP Contribution Accounts, of all Participants who have made Transfer Elections in accordance with the requirements of Section 18.03 shall be transferred to such GATX Plan; provided, however, that such transfer shall occur only if the requirements of the last sentence of section 4.03(b) of the Purchase Agreement are met with respect to the GATX Plan prior to such transfer. All transfers under this
Article XIX shall, as required by section 4.03(b) of the Purchase Agreement, be in cash, except for any notes held in Participants' Loan Funds.


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                                   ARTICLE XIX

           TRANSFERS OF CERTAIN EMPLOYEES TO AMERICAN ULTRAMAR LIMITED

      Sec. 19.01 Scope. The provisions of this Article XIX shall, notwithstanding any other provisions of the Plan to the contrary, apply with respect to each Participant who becomes an employee of American Ultramar Limited ("Ultramar") as a result of the sale of the Wilmington, California Refinery to American Ultramar Limited on December 21, 1988.

      Sec. 19.02 Vesting. Each Participant described in Section 19.01 shall, to the extent not otherwise one hundred percent (100%) vested in (a) the value of his Company Contribution Account and (b) the value of his Matching Contribution Account, be one hundred percent (100%) vested in the value of such accounts at the time he becomes an employee of Ultramar.

      Sec. 19.03 Transfer Election. Each Participant described in Section 19.01 may elect to have assets representing the value of all of his vested Accounts (other than his PAYSOP Contribution Account) transferred to the qualified defined contribution plan established by Ultramar (the "Ultramar Plan") provided that the Named Fiduciary-Plan Administration has received written notice of such election, on a form adopted by the Named Fiduciary-Plan Administration for such purpose, not later than the last day of the month following the month in which such Participant becomes an employee of Ultramar. Any such transfer election shall be irrevocable. As of the Valuation Date which shall be mutually agreed upon by (a) the Named Fiduciary-Plan Administration and (b) the plan administrator of the Ultramar Plan, assets representing the value, as of such Valuation Date, of all the Accounts (excluding the PAYSOP Contribution Account) of all Participants who have made transfer elections hereunder shall be transferred to the Ultramar Plan; provided, however, that the Named Fiduciary-Plan Administration has previously received satisfactory evidence from Ultramar that the Ultramar Plan is qualified under section 401(a) of the Code. All transfers under this Section 19.02 shall be in cash, except for any notes in Participants' Loan Funds.

      Sec. 19.04 Effect on Right to Distribution. In the event a Participant described in Section 19.01 fails to make the transfer election under Section
19.03 such that his Accounts remain in the Plan:

      (a) the Participant shall not be treated as having a Separation from Service for purposes of Section 8.02 until he terminates employment with Ultramar; and

      (b) prior to his termination of employment with Ultramar, the Participant shall have the right to request withdrawals from his Accounts pursuant to
Section 8.03 as if he were still an Employee.


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The provisions of this Section shall also apply to a Participant who has made the transfer election described in Section 19.03 throughout the period prior to transfer of his Accounts to the Ultramar Plan.


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                                   ARTICLE XX

                    DISTRIBUTIONS TO EMPLOYEES OF USPCI, INC.

      Sec. 20.01 Eligibility. The provisions of Article XX shall apply to any Vested Participant who continues working for Laidlaw Transportation, Inc. ("Laidlaw") or any member of its controlled group of corporation or trades and businesses under common control, as defined in sections 414(b) and (c) of the Code, as a consequence of Laidlaw's acquisition of USPCI, Inc., and its subsidiaries ("Subsidiaries") pursuant to the Stock Purchase Agreement dated December 5, 1994. Such Vested Participant is hereinafter referred to as a "USPCI Employee."


      Sec. 20.02 Separation from Service. For purposes of Section 8.02, a USPCI Employee shall be treated as having a Separation from Service due to the Company's sale of the Subsidiaries to Laidlaw, provided such USPCI Employee's Benefit Payment Date occurs prior to December 31, 1996.

      Sec. 20.03 Form of Benefit Payment. Notwithstanding anything in Section
8.04 to the contrary, a USPCI Employee's Account shall only be distributed under this Article XX in the form of a single sum payment.

      Sec. 20.05 Other Distributions. A USPCI Employee whose Benefit Payment Date does not occur prior to December 31, 1996 shall only be eligible for a distribution under Article VIII after terminating employment with Laidlaw, any member of its controlled group of corporations (as defined in section 414(b) of the Code and any trade or business with which Laidlaw is under common control (as defined in section 414(c) of the Code).


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